Prospectus Supplement
(To Prospectus Dated November 8, 2002)

                                    800,000
                     CORPORATE BACKED TRUST CERTIFICATES,
      Goldman Sachs Capital I Securities-Backed Series 2004-4, Class A-1

          (Underlying Securities will be 6.345% Capital Securities,
                      issued by Goldman Sachs Capital I)


                              NUMBER OF NEW       AGGREGATE NUMBER   INITIAL INTEREST    PRICE TO      UNDERWRITING
                              CERTIFICATES        OF CERTIFICATES          RATE           PUBLIC         DISCOUNT

 Class A-1 Certificates          800,000             4,200,000            6.00%            $25            $0.7875




                                     -----------------------------------------

---------------------------------
                                       The Trust was formed:

THE CERTIFICATES                       o  pursuant to a Trust Agreement between Lehman ABS Corporation, as depositor,
REPRESENT NON-                            and U.S. Bank Trust National Association, as trustee, for the sole purpose of
RECOURSE                                  issuing the Certificates.
OBLIGATIONS OF THE
TRUST ONLY AND DO                      o  to issue two classes of certificates, the Class A-1 Certificates and the Class A-2
NOT REPRESENT AN                          Certificates, of which only Class A-1 Certificates are offered hereby.
INTEREST IN OR
OBLIGATION OF                          The Certificates:
LEHMAN ABS
CORPORATION, U.S.                      o  represent an undivided beneficial interest in the assets of the Trust, which will
BANK TRUST NATIONAL                       consist solely of the Underlying Securities described herein.
ASSOCIATION OR ANY
OF THEIR AFFILIATES.
                                       o  are not insured or guaranteed by any governmental agency.

---------------------------------


YOU SHOULD REVIEW THE INFORMATION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS PRIOR TO MAKING A DECISION TO INVEST IN THE CERTIFICATES.

For complete information about the offered certificates, read both this prospectus supplement and the accompanying prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriter named below will purchase the offered certificates from Lehman ABS Corporation. See "Method of Distribution" in this prospectus supplement. The offered certificates will be issued in book-entry form only on or about March 10, 2004.

                       ---------------------------------



                                LEHMAN BROTHERS





                                 March 3, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which does not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. It is important for you to read and consider all of the information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. Unless otherwise stated, cross-references in this prospectus supplement are to captions in this prospectus supplement. The following table of contents provides the pages on which these captions are located.

                               TABLE OF CONTENTS

                             Prospectus Supplement

Summary of Principal Economic Terms........................................S-4
Summary of Prospectus Supplement...........................................S-7
Formation of the Trust....................................................S-10
Risk Factors..............................................................S-10
Description of the Deposited Assets.......................................S-15
Description of the Certificates...........................................S-25
Description of the Trust Agreement........................................S-28
Material Federal Income Tax Consequences..................................S-30
ERISA Considerations......................................................S-33
Method of Distribution....................................................S-34
Listing...................................................................S-35
Ratings...................................................................S-35
Legal Opinions............................................................S-35
Index of Terms for Prospectus Supplement..................................S-36

                                  Prospectus

Important Notice about Information Presented in this Prospectus and the Accompanying Prospectus Supplement...............................2
Where You Can Find More Information..........................................3
Incorporation of Certain Documents by Reference..............................3
Reports to Certificateholders................................................4
Important Currency Information...............................................4
Risk Factors.................................................................4
Lehman ABS...................................................................7
Use of Proceeds..............................................................7
Formation of the Trusts......................................................7
Maturity and Yield Considerations............................................8
Description of the Certificates.............................................10
Description of Deposited Assets and Credit Support..........................27
Description of the Trust Agreement..........................................39
Limitations on Issuance of Bearer Certificates..............................49
Currency Risks..............................................................50
Plan of Distribution........................................................52
Legal Opinions..............................................................53

You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-36 of this document.

THE UNDERWRITER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION."

                       ---------------------------------

For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates are required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter of the offered certificates and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

                      SUMMARY OF PRINCIPAL ECONOMIC TERMS

     This summary highlights the principal economic terms of the Class A-1 Certificates being issued by the Trust and offered by this prospectus supplement and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A-1 Certificates, you should carefully read this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the "Index of Terms for Prospectus Supplement."


The Certificates
----------------

The Trust.......................................  Lehman ABS Corporation, as depositor, and U.S. Bank Trust National
                                                  Association, as trustee, formed the Corporate Backed Trust
                                                  Certificates, Goldman Sachs Capital I Securities-Backed Series
                                                  2004-4 Trust (the "Trust") on February 25, 2004. On that date, the
                                                  Trust issued 3,400,000 Class A-1 Corporate Backed Trust
                                                  Certificates, Goldman Sachs Capital I Securities-Backed Series
                                                  2004-4 (the "Original Class A-1 Certificates").

Securities Offered..............................  800,000 Class A-1 Corporate Backed Trust Certificates, Goldman
                                                  Sachs Capital I Securities-Backed Series 2004-4, (the "Offered
                                                  Certificates" and, together with the Original Class A-1
                                                  Certificates, the "Class A-1 Certificates"). The Offered
                                                  Certificates have terms identical to those of the Original Class
                                                  A-1 Certificates. On February 25, 2004, the Trust also issued Class
                                                  A-2 Certificates (the "Original Class A-2 Certificates"). The Trust
                                                  will issue additional Class A-2 Certificates (the "Additional Class
                                                  A-2 Certificates" and, together with the Original Class A-2
                                                  Certificates, the "Class A-2 Certificates"), which are not being offered hereby. The Class A-1 Certificates and the Class A-2
                                                  Certificates are collectively referred to herein as the
                                                  "Certificates."

Final Scheduled Distribution Date...............  February 15, 2034.

Interest Rate...................................  6.00% per annum.

Deposited Assets................................  Following the issuance of the Additional Class A-1 Certificates, the Deposited Assets will consist of $105,000,000 aggregate principal amount of Underlying Securities. See "Description of the
                                                  Deposited Assets--The Underlying Securities."

Original Issue Date.............................  The Original Class A-1 Certificates were issued on February 25,
                                                  2004 and the Offered Certificates will be issued on March 10, 2004.

Distribution Dates..............................  February 15th and August 15th, or if any such date is not a
                                                  Business Day, then the next succeeding Business Day, commencing
                                                  August 15th, 2004.

Record Date.....................................  The day immediately preceding each Distribution Date.

Optional Call...................................  On any Business Day that any holder of Call Warrants designates as a Call Date occurring (i) on or after February 25, 2009, (ii) after the Underlying Securities Issuer announces that it will redeem, prepay or otherwise make an unscheduled payment on the Underlying
                                                  Securities, (iii) after the Trustee notifies the certificateholders of any proposed sale of the Underlying Securities following the occurrence of an Underlying Securities Event of Default or an SEC
                                                  Reporting Failure, or (iv) on any date on which the Underlying
                                                  Securities Issuer or an affiliate thereof consummates a tender offer for some or all of the Underlying Securities, the Class A-1
                                                  Certificates may be called, in whole or in part, at a call price
                                                  (the "Call Price") equal to the outstanding principal balance thereof, plus any accrued and unpaid interest to the Call Date.


                                                         S-4


Mandatory Redemption............................  Subject to the Optional Call provisions, on any day that any of the
                                                  Underlying Securities are redeemed, Certificates will also be redeemed and the proceeds of such redemption will be distributed in the manner set forth under "Description of the
                                                  Certificates--Collections and Distributions."

Denominations; Specified Currency...............  The Offered Certificates will be denominated and payable in U.S.
                                                  dollars (the "Specified Currency") and will each have an initial principal balance of $25.

Interest Accrual Periods........................  Semi-annual periods (or, in the case of the first Interest Accrual
                                                  Period, from and including the Original Issue Date to, but excluding, the first Distribution Date).

Form of Security................................  Book-entry certificates with The Depository Trust Company ("DTC").
                                                  See "Description of the Certificates--General." Distributions will be settled in immediately available (same-day) funds.

Trustee.........................................  U.S. Bank Trust National Association.

Ratings.........................................  At the time of issuance, the Offered Certificates will be rated no lower than the Underlying Securities are rated. As of the date of this prospectus supplement, the Underlying Securities are rated
                                                  "A-" by Standard & Poor's Ratings Services, a division of The
                                                  McGraw-Hill Companies, Inc. ("S&P") and "A1" by Moody's Investors
                                                  Service, Inc. ("Moody's" and, together with S&P, the "Rating
                                                  Agencies"). See "Ratings."

The Underlying Securities
-------------------------

Underlying Securities...........................  $105,000,000 aggregate principal amount of 6.345% Capital
                                                  Securities, issued by the Underlying Securities Issuer.

Underlying Securities Issuer....................  Goldman Sachs Capital I.

Junior Subordinated Debenture Issuer............  The Goldman Sachs Group ("GS Group").

Junior Subordinated Debentures..................  6.345% Junior Subordinated Debentures (the "Junior Subordinated
                                                  Debentures") issued by GS Group will be the sole assets of the
                                                  Underlying Securities Issuer. See "Description of the Deposited
                                                  Assets--Junior Subordinated Debentures."

Underlying Securities Trustees..................  The Bank of New York, as property trustee (the "Underlying
                                                  Securities Property Trustee"), and The Bank of New York, as
                                                  Delaware trustee (the "Underlying Securities Delaware Trustee"), and three individual administrative trustees who are employees or officers of GS Group or its affiliates (the "Underlying Securities
                                                  Administrative Trustees"). The Underlying Securities Property
                                                  Trustee, the Underlying Securities Delaware Trustee and the
                                                  Underlying Securities Administrative Trustees are also referred to as the "Underlying Securities Trustees". The Bank of New York will also act as a trustee under the Underlying Securities Guarantee and the Indenture.

Underlying Securities Original Issue Date.......  February 20, 2004.

Underlying Securities Final Payment Date........  February 15, 2034.

Denominations...................................  The Underlying Securities are available in minimum denominations of
                                                  $1,000 and integral multiples of $1,000.

Underlying Securities Payment Dates.............  February 15th and August 15th.

Underlying Securities Rate......................  6.345% per annum.


                                                         S-5


Underlying Securities Interest Accrual Periods..  Semi-annual periods.

Underlying Securities Extension Period..........  GS Group has the right to defer payment of interest on the Junior
                                                  Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period, provided that no such extension period may extend beyond the stated maturity of the Junior
                                                  Subordinated Debentures. During any such Extension Period, distributions on the Underlying Securities and, consequently, the
                                                  Certificates, will also be deferred.

Underlying Securities Guarantee.................  Payment of distributions out of moneys held by the Underlying
                                                  Securities Issuer and payments on liquidation of the Underlying
                                                  Securities Issuer or the redemption of the Underlying Securities are guaranteed by GS Group to the extent the Underlying Securities
                                                  Issuer has funds available therefore. See "Description of the
                                                  Deposited Assets--Underlying Securities Guarantee."

Redemption......................................  The Junior Subordinated Debentures will be redeemable at any time in whole, or from time to time in part, at a redemption price that will be determined using the procedures described herein. The
                                                  Underlying Securities will be redeemed if the Junior Subordinated
                                                  Debentures are redeemed. See "Description of the Deposited
                                                  Assets--Redemption."

Liquidation of the Underlying Securities Issuer.  Upon the occurrence of and continuation of a Dissolution Event, GS
                                                  Group will have the right to dissolve the Underlying Securities
                                                  Issuer and distribute a liquidation amount of the Junior
                                                  Subordinated Debentures to the holders of the Underlying Securities in liquidation of the Underlying Securities Issuer. See
                                                  "Description of the Deposited Assets--Redemption."

Form of Security................................  Book-entry debt securities with DTC.

Ratings.........................................  As of the date of this prospectus supplement, the Underlying
                                                  Securities are rated "A-" by S&P and "A1" by Moody's. A rating of the Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Securities, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.


     This prospectus supplement does not provide information with respect to the Underlying Securities Issuer or GS Group. No investigation of the Underlying Securities Issuer or GS Group (including, without limitation, any investigation as to their financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, any investigation as to their ratings) has been made. Potential certificateholders should obtain and evaluate the same information concerning the Underlying Securities Issuer and GS Group as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer or GS Group. None of the Depositor, the Trustee, the Underwriter, or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuer or GS Group filed with the SEC or any other comparable U.S. or international government agency or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere herein and in the prospectus.


Depositor.......................................  Lehman ABS Corporation, an indirect wholly-owned subsidiary of
                                                  Lehman Brothers Inc. See "Lehman ABS" in the prospectus.

Certificates....................................  The Offered Certificates are being offered hereby and will be issued pursuant to the same Trust Agreement under which the
                                                  Original Class A-1 Certificates were issued. The Original Class A-1
                                                  Certificates and the Offered Certificates will have identical terms. On February 25, 2004, the Trust issued the Original Class
                                                  A-2 Certificates that entitle the holders of such Original Class
                                                  A-2 Certificates to payments from the interest portion of Available
                                                  Funds in an amount that on an annualized basis equals the product of 0.345% and the principal amount of Underlying Securities held by the Trust, payable semi-annually on each Distribution Date. On the issue date of the Offered Certificates, the Trust will issue the
                                                  Additional Class A-2 Certificates which are not being offered hereby. The Original Class A-2 Certificates and the Additional
                                                  Class A-2 Certificates will have identical terms.

                                                  The $25 initial principal balance of each Class A-1 Certificate represents the amount that the related certificateholder is entitled to receive as distributions allocable to principal. Such amount due to a certificateholder will decline to the extent distributions allocable to principal are made.

The Underlying Securities.......................  Interest on the Underlying Securities accrues at the Underlying
                                                  Securities Rate for each Underlying Securities Interest Accrual
                                                  Period and is payable on each Underlying Securities Payment Date.
                                                  The entire principal amount of the Underlying Securities will be payable on the Underlying Securities Final Payment Date. The
                                                  Underlying Securities have a remaining term to maturity of approximately 30 years.

Distributions...................................  Except as provided below, holders of the Class A-1 Certificates will be entitled to receive on each Distribution Date, to the extent of Available Funds, after reimbursement of the Trustee for any extraordinary expenses incurred pursuant to the instructions of all the certificateholders,

                                                      o   distributions of interest on the Underlying Securities to the extent necessary to pay interest at the rate of 6.00% per
                                                          annum on the outstanding principal balance of the Class A-1
                                                          Certificates, and

                                                      o   distributions of principal on the Underlying Securities to the extent necessary to pay the outstanding principal balance of the Class A-1 Certificates.

                                                  Notwithstanding the foregoing, in the event that the Underlying
                                                  Securities are redeemed, prepaid or liquidated in whole or in part for any reason other than due to the occurrence of an Underlying
                                                  Securities Event of Default, an SEC Reporting Failure or their maturity, Available Funds will be allocated, after reimbursement of the Trustee for any extraordinary expenses incurred pursuant to the instructions of all the certificateholders, first, to the holders of the Class A-1 Certificates in an amount equal to the principal amount of the Underlying Securities so redeemed, prepaid or liquidated plus accrued and unpaid interest on the amount of Class
                                                  A-1 Certificates so redeemed, prepaid or liquidated and then the remainder shall be paid as set forth under "Description of the
                                                  Certificates--Collections and Distributions."


                                                         S-7


                                                  Distributions will be made to certificateholders only if and to the extent that, payments are made with respect to the Underlying
                                                  Securities. In the event that interest distributions with respect to the Underlying Securities are insufficient to pay accrued interest on the Class A-1 Certificates and the payments on the
                                                  Class A-2 Certificates, the holders will share in the distributions on a pro rata basis in proportion to their entitlements to the interest portion of Available Funds. If the Underlying Securities are redeemed, prepaid or liquidated, in whole or in part, due to the occurrence of an Underlying Securities Event of Default or an
                                                  SEC Reporting Failure, Available Funds will be allocated to the holders of the Class A-1 Certificates and the holders of the Class
                                                  A-2 Certificates in accordance with the ratio of the Class A-1
                                                  Allocation to the Class A-2 Allocation, as set forth under the heading "Description of the Certificates--Collections and
                                                  Distributions."

Special Distribution Dates......................  If a payment with respect to the Underlying Securities is made to the Trustee after the Distribution Date on which such payment was scheduled to be distributed to certificateholders or in connection with the redemption, prepayment or liquidation of the Underlying
                                                  Securities in whole or in part (other than due to the occurrence of an Underlying Securities Event of Default, or an SEC Reporting
                                                  Failure, or their maturity), then the Trustee will distribute any such amounts received on the next occurring Business Day (a
                                                  "Special Distribution Date") as if the funds had constituted
                                                  Available Funds on the Distribution Date immediately preceding such
                                                  Special Distribution Date; provided, however, that the Record Date for such Special Distribution Date shall be one Business Day prior to the day on which the related payment was received from the
                                                  Underlying Securities Trustees.

Optional Call...................................  On any Business Day that any holder of Call Warrants designates as a Call Date occurring (i) on or after February 25, 2009, (ii)
                                                  after the Underlying Securities Issuer announces that it will redeem, prepay or otherwise make an unscheduled payment on the
                                                  Underlying Securities, (iii) after the Trustee notifies the certificateholders of any proposed sale of the Underlying
                                                  Securities following the occurrence of an Underlying Securities
                                                  Event of Default or an SEC Reporting Failure, or (iv) on any
                                                  date on which the Underlying Securities Issuer or an affiliate thereof consummates a tender offer for some or all of the
                                                  Underlying Securities, the Class A-1 Certificates may be called, in whole or in part, at the applicable Call Price.  The Class
                                                  A-2 Certificates are also subject to a call.  See "Description of the Trust Agreement--Termination" in this prospectus
                                                  supplement and "Description of the Trust Agreement--Termination"
                                                  in the prospectus.

The Call Warrants...............................  The Certificates will be subject to call warrants (the "Call
                                                  Warrants") which will represent a right to call Certificates at the related Call Price in connection with an Optional Call.  The
                                                  Call Warrants are not offered hereby.

Material Federal Income Tax
Consequences....................................  In the opinion of tax counsel to the Trust, the Trust will not be classified as an association (or publicly traded partnership)
                                                  taxable as a corporation for federal income tax purposes.  The parties will take the position that, although not free from doubt, the Trust will constitute a grantor trust for federal income tax purposes, and consequently, each holder of a
                                                  Certificate will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the Underlying
                                                  Securities and as having issued a pro rata portion of the Call
                                                  Warrants.  See "Material Federal Income Tax Consequences."

Ratings.........................................  It is a condition to the issuance of the Offered Certificates that the Offered Certificates be rated not lower than the
                                                  Underlying Securities are rated.  As of the date of this
                                                  prospectus supplement, the Underlying Securities are rated "A-"
                                                  by S&P and "A1" by Moody's.  It is expected that ratings of the
                                                  Class A-1 Certificates will change if the ratings of the


                                                         S-8


                                                  Underlying Securities change.  See "Summary of Principal
                                                  Economic Terms--The Certificates--Ratings."  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  A security rating does not address the
                                                  occurrence or frequency of prepayments on, or extensions of the maturity of, the Underlying Securities, or the corresponding effect on yield to investors.  See "Ratings."

ERISA Considerations............................  An employee benefit plan subject to the Employee Retirement
                                                  Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account (an "IRA") or Keogh plan (a
                                                  "Keogh") (each, a "Plan") should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code.  See "ERISA Considerations."

Listing.........................................  The Class A-1 Certificates have been approved for listing, subject to official notice of issuance, on the New York Stock
                                                  Exchange.  However, it is unlikely that trading of the Class A-1
                                                  Certificates on the New York Stock Exchange will be active.  See
                                                  "Listing."


                                                         S-9


                            FORMATION OF THE TRUST

     The Trust was formed pursuant to the trust agreement (including the Goldman Sachs Capital I Securities-Backed Series 2004-4 supplement) between
Lehman ABS Corporation ("Lehman ABS") and the Trustee (the "Trust Agreement").
At the time of the execution and delivery of the Goldman Sachs Capital I
Securities-Backed Series 2004-4 supplement, Lehman ABS deposited the
Underlying Securities in an aggregate principal amount of $85,000,000 (the
"Original Underlying Securities") in the Trust, and the Trust issued 3,400,000
Class A-1 Certificates (the "Original Class A-1 Certificates"). On March 10,
2004, Lehman ABS will deposit additional Underlying Securities in an aggregate principal amount of $20,000,000 (the "Additional Underlying Securities" and, together with the Original Underlying Securities, the "Underlying Securities") in the Trust, and the Trust will issue the 800,000 Class A-1 Certificates offered hereby. The Trustee, on behalf of the Trust, will accept such Additional Underlying Securities and will deliver the Offered Certificates in accordance with the instructions of Lehman ABS.

     The Additional Underlying Securities have been or will be purchased by Lehman ABS in the secondary market (either directly or through an affiliate of Lehman ABS). The Additional Underlying Securities will not be acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with such issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Additional Underlying Securities to Lehman ABS or the issuance of the Certificates. Neither Lehman ABS nor any of its affiliates participated in the initial public offering of the Underlying Securities.

                                 RISK FACTORS

No due diligence investigation of the Underlying Securities,      In connection with the present offering, none of the
the Underlying Securities Issuer or GS Group has been             Depositor, the Underwriter or the Trustee (a) has made, or
made by the Depositor, the Underwriter or the Trustee in          will make, any due diligence investigation of the business,
connection with the offering of the Class A-1 Certificates.       operations or condition, financial or  otherwise, or
                                                                  creditworthiness of the Underlying Securities Issuer or GS
                                                                  Group or (b) has verified, or will verify, any reports or
                                                                  information filed by the Underlying Securities Issuer or GS
                                                                  Group with the Securities and Exchange Commission or any
                                                                  other comparable U.S. or international government agency or otherwise made available to the public. It is strongly
                                                                  recommended that prospective investors in the Certificates consider and evaluate publicly available financial and other information regarding the Underlying Securities Issuer and
                                                                  GS Group. The issuance of the Certificates should not be
                                                                  construed as an endorsement by the Depositor, the
                                                                  Underwriter or the Trustee of the financial condition or
                                                                  business prospects of the Underlying Securities Issuer or GS
                                                                  Group. See "Description of the Deposited Assets."

GS Group is the only payment source for the Class A-1             The Class A-1 Certificates do not represent an interest in, or
Certificates.                                                     obligation of, Lehman ABS, the Trustee or any of their
                                                                  affiliates. The payments made by the Underlying Securities
                                                                  Issuer on the Underlying Securities are the only source of payment for your Class A-1 Certificates. The payments made by GS Group on the Junior Subordinated Debentures and under the Underlying Securities Guarantee are the only sources of payment for the Underlying Securities. The obligations of GS
                                                                  Group under the Underlying Securities Guarantee issued for the benefit of the holders of Underlying Securities, as well as under the Junior Subordinated Debentures, will be
                                                                  unsecured and rank subordinate and junior in right of
                                                                  payment to all indebtedness of GS Group. In addition, in the case of a bankruptcy or insolvency proceeding, GS Group's
                                                                  obligations under the Underlying Securities Guarantee will also rank subordinate and junior in right of payment to all liabilities of GS Group. In the event of any nonpayment on the Junior Subordinated Debentures or the Underlying
                                                                  Securities Guarantee by GS Group, and in turn, any
                                                                  nonpayment on the Underlying Securities by the Underlying
                                                                  Securities Issuer, you will bear the risk of such
                                                                  nonpayment. See "Description of the Certificates."


                                                             S-10


If an Underlying Securities Event of Default occurs on or         On the Distribution Date in August 2004, the Trustee will pay
before the Distribution Date in August 2004, then the             Lehman ABS, to the extent such is available from the
Depositor will share pro rata with the certificateholders in      Underlying Securities, an amount equal to interest accrued on
proceeds of the Underlying Securities to the extent of its        the Underlying Securities from February 20, 2004 to, but
claim for accrued interest.                                       excluding, the Original Issue Date. If the Depositor is not paid such amount on such date, it will have a claim for such amount. In satisfaction of that claim, the Depositor will
                                                                  receive its pro rata share, based on the ratio the amount
                                                                  owed to the Depositor bears to all amounts owed on the
                                                                  Certificates in respect of accrued interest, of any proceeds from the recovery on the Underlying Securities. See
                                                                  "Description of the Trust Agreement."

Interest distributions on the Junior Subordinated                 GS Group has the right under the Indenture to defer payments
Debentures and consequently the Underlying Securities and         of interest on the Junior Subordinated Debentures at any time
the Class A-1 Certificates, may be deferred.                      or from time to time for a period not exceeding 10
                                                                  consecutive semi-annual periods with respect to each
                                                                  Extension Period, provided that no Extension Period may
                                                                  extend beyond the stated maturity date of the Junior
                                                                  Subordinated Debentures. As a consequence of any such
                                                                  deferral, semi-annual distributions on the Underlying
                                                                  Securities by the Underlying Securities Issuer will be
                                                                  deferred (and the amount of distributions to which holders of the Underlying Securities are entitled will accumulate
                                                                  additional distributions (to the extent permitted by
                                                                  applicable law) at the rate of 6.345% per annum, compounded semi-annually) from the relevant payment date for such
                                                                  distributions during any such Extension Period. Prior to the termination of any such Extension Period, GS Group may
                                                                  further extend such Extension Period, provided that such
                                                                  extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the
                                                                  stated maturity date of the Junior Subordinated Debentures.
                                                                  Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior
                                                                  Subordinated Debentures, GS Group may elect to begin a new
                                                                  Extension Period, subject to the above requirements. There is no limitation on the number of times that GS Group may
                                                                  elect to begin an Extension Period. A permitted deferral of interest payments during an Extension Period is not an event of default under the Underlying Securities Trust Agreement.
                                                                  Upon any such deferral, payments on the Class A-1
                                                                  Certificates will also be deferred.

                                                                  Any interest that accrues on the Underlying Securities
                                                                  during an Extension Period will be distributed to the
                                                                  certificateholders pro rata when it is received by the
                                                                  Trust. See "Description of the Certificates--Collections and
                                                                  Distributions."


                                                             S-11


There are possible tax and market price consequences of a         Should GS Group exercise its right to defer payments
deferral of distributions.                                        of interest on the Junior Subordinated Debentures, each
                                                                  holder of the Underlying Securities, and thus each holder of the Certificates, will be required to accrue income (as
                                                                  original issue discount) in respect of the deferred interest allocable to its Underlying Securities or Certificates, as the case may be, for United States federal income tax
                                                                  purposes, which will be allocated but not distributed to it.
                                                                  As a result, each such holder of a Certificate will
                                                                  recognize income for United States federal income tax
                                                                  purposes in advance of the receipt of cash and will not
                                                                  receive the cash related to such income from the Underlying
                                                                  Securities Issuer if the holder disposes of its Certificates prior to the record date for the payment of distributions
                                                                  thereafter. See "Material Federal Income Tax Consequences."

                                                                  Should GS Group elect to exercise its right to defer
                                                                  payments of interest on the Junior Subordinated Debentures in the future, the market price of the Underlying
                                                                  Securities, and consequently the Certificates, is likely to be adversely affected. A holder that disposes of its
                                                                  Certificates during an Extension Period, therefore, might
                                                                  not receive the same return on its investment as a holder
                                                                  that continues to hold its Certificates. In addition, merely as a result of the existence of GS Group's right to defer
                                                                  payments of interest on the Junior Subordinated Debentures, the market price of the Underlying Securities, and
                                                                  consequently the Certificates, may be more volatile than the market prices of other securities that are not subject to
                                                                  such deferrals.

The obligations of GS Group with respect to the Junior            The obligations of GS Group under the Underlying Securities
Subordinated Debentures and the guarantee of payments             Guarantee issued for the benefit of the holders of the
due on the Underlying Securities are subordinate and junior       Underlying Securities, as well as under the Junior
in right of payment to all indebtedness of GS Group to other      Subordinated Debentures, will be unsecured and rank
obligations of GS Group.                                          subordinate and junior in right of payment to all
                                                                  indebtedness of GS Group. In addition, in the case of a
                                                                  bankruptcy or insolvency proceeding, GS Group's obligations under the Underlying Securities Guarantee will also rank
                                                                  subordinate and junior in right of payment to all
                                                                  liabilities of GS Group.

                                                                  Because GS Group is a holding company, the Junior
                                                                  Subordinated Debentures will effectively rank junior to all existing and future debt and other liabilities of its
                                                                  subsidiaries.

                                                                  None of the Indenture, the Underlying Securities Guarantee
                                                                  or the Underlying Securities Trust Agreement places any
                                                                  limitation on the amount of secured or unsecured debt,
                                                                  including indebtedness, that may be incurred by GS Group.

                                                                  The Underlying Securities Guarantee provides a guarantee of amounts due on the Underlying Securities, but only to the
                                                                  extent payments have been made on the Junior Subordinated
                                                                  Debentures. If GS Group does not make payments on the Junior
                                                                  Subordinated Debentures, it will not be liable on the
                                                                  Underlying Securities Guarantee, and the Underlying
                                                                  Securities Property Trustee will not make distributions on the Underlying Securities. See "Description of the Deposited
                                                                  Assets--Underlying Securities Guarantee."


                                                             S-12


The Junior Subordinated Debentures may be redeemed by             GS Group will have the right to redeem the Junior
GS Group.                                                         Subordinated Debentures in whole or in part at any time and from time to time. If Junior Subordinated Debentures are
                                                                  redeemed, the Underlying Securities and Certificates will be correspondingly redeemed. In addition, if a Tax Event or an
                                                                  Investment Company Event occurs and is continuing, then
                                                                  within 90 days following the occurrence of such event, GS
                                                                  Group will have the right to prepay the Junior Subordinated
                                                                  Debentures in whole but not in part and therefore cause a
                                                                  mandatory redemption of the Underlying Securities at the
                                                                  applicable redemption price. If there is a redemption of the
                                                                  Underlying Securities, there will consequently be a
                                                                  redemption of the Certificates. See "Description of the
                                                                  Certificates--Redemption of the Underlying Securities" and
                                                                  "Description of the Deposited Assets--Redemption."

Upon the occurrence of an Underlying Securities Event of          If the Underlying Securities are redeemed, prepaid or
Default or an SEC Reporting Failure, funds received by the        liquidated in whole or in part due to the occurrence of an
Trust will be allocated to the holders of the Class A-1           Underlying Securities Event of Default or an SEC Reporting
Certificates and the Class A-2 Certificates.                      Failure, funds received by the Trust will be allocated to
                                                                  the holders of the Class A-1 Certificates and the Class A-2
                                                                  Certificates in accordance with a formula which is based on the present value of the amounts due, or to become due, on such Certificates. Any such allocation of funds may cause
                                                                  the holders of the Class A-1 Certificates to receive less
                                                                  than they would have received if payments on the Underlying
                                                                  Securities were made as scheduled. See "Description of the
                                                                  Certificates--Collections and Distributions" and "--SEC
                                                                  Reporting Failure."

Certificateholders are not likely to receive any redemption       In certain circumstances, redemption of the Underlying
premium or market value appreciation.                             Securities requires payment of a redemption premium. In
                                                                  addition, the market value of the Underlying Securities may increase to a value in excess of their face amounts.
                                                                  However, in such circumstances it is likely that the Call
                                                                  Warrant holder would exercise its right to call the
                                                                  Certificates pursuant to an Optional Call. The Call Price of the Class A-1 Certificates equals the outstanding principal amount of the Class A-1 Certificates, plus any accrued and unpaid interest to the Call Date. If the Call Warrant holder does exercise its right, a certificateholder will receive
                                                                  less than if the certificateholder directly owned the
                                                                  Underlying Securities and will not receive any premium or
                                                                  any excess of the Underlying Securities' market value over their face amounts. The Call Warrant holder will have the
                                                                  right to exchange Certificates called by it for pro rata
                                                                  amounts of Underlying Securities. See "Description of the
                                                                  Certificates--Optional Exchange" in the prospectus. In
                                                                  addition, any amounts received by the Trustee with respect to the Underlying Securities that do not constitute
                                                                  principal or interest on the Underlying Securities, that are not received in connection with a redemption, prepayment or liquidation of the Underlying Securities and for which
                                                                  allocation by the Trustee is not otherwise contemplated
                                                                  herein, shall be remitted by the Trustee to the Depositor.
                                                                  See "Description of the Certificates--Collections and
                                                                  Distributions."


                                                             S-13


A change or withdrawal by any Rating Agency of its initial        At the time of issuance, the Offered Certificates will have
rating of the Underlying Securities may reduce the market         ratings assigned by S&P and Moody's equivalent to the
value of the Class A-1 Certificates.                              ratings of the Underlying Securities, which, as of the date of this prospectus supplement, are "A-" by S&P and "A1" by
                                                                  Moody's. It is expected that the ratings of the Class A-1
                                                                  Certificates will change if the ratings of the Underlying
                                                                  Securities change.

                                                                  Any rating issued with respect to the Class A-1 Certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Class A-1 Certificates or their suitability for a
                                                                  particular investor. There can be no assurance that the
                                                                  ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by any
                                                                  rating agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities)
                                                                  so warrant. A revision or withdrawal of any such rating may have an adverse effect on the market price of the Class A-1
                                                                  Certificates.



See "Risk Factors" and "Maturity and Yield Considerations" in the prospectus.

                      DESCRIPTION OF THE DEPOSITED ASSETS

General

          This prospectus supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities, the Underlying Securities Issuer or GS Group. This prospectus supplement relates only to the Offered Certificates offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents. The Underlying Securities were originally issued by the Underlying Securities Issuer on February 20, 2004 as part of an underwritten public offering of $2,750,000,000 of such securities pursuant to registration statement no. 333-112367, filed by the Underlying Securities Issuer with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

          No investigation has been made of the financial condition or creditworthiness of the Underlying Securities Issuer or GS Group in connection with the issuance of the Offered Certificates. GS Group is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). NONE OF LEHMAN ABS, THE UNDERWRITER OR THE TRUSTEE HAVE PARTICIPATED IN THE PREPARATION OF SUCH REPORTING DOCUMENTS, OR MADE ANY DUE DILIGENCE INVESTIGATION WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. None of the Depositor, the Underwriter or the Trustee have verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the Underlying Securities, GS Group or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

          The Trust will have no significant assets other than the Underlying Securities from which to make distributions of amounts due in respect of the Certificates. The Underlying Securities Issuer, in turn, will have no significant assets from which to make distributions of amounts due in respect of the Underlying Securities other than the Junior Subordinated Debentures issued by GS Group. Consequently, the ability of certificateholders to receive distributions in respect of the Certificates will depend entirely on the Trust's receipt of payments on the Underlying Securities and on the Underlying Securities Issuer's receipt of payments on the Junior Subordinated Debentures. Prospective purchasers of the Offered Certificates should consider carefully the financial condition of GS Group and the Underlying Securities Issuer and their respective abilities to make payments in respect of such Underlying Securities and Junior Subordinated Debentures. This prospectus supplement relates only to the Offered Certificates and does not relate to GS Group, the Underlying Securities or the Underlying Securities Issuer. All information contained in this prospectus supplement regarding GS Group, the Underlying Securities Issuer and the Underlying Securities is derived solely from publicly available documents.

The Underlying Securities

          The Underlying Securities will consist of $105,000,000 aggregate principal amount of 6.345% Capital Securities which were originally issued by the Underlying Securities Issuer on February 20, 2004. The interest rate on the Underlying Securities is 6.345% per annum; interest is payable semi-annually. The Underlying Securities are scheduled to mature on February 15, 2034.

          The Underlying Securities will be issued pursuant to an amended and restated Underlying Securities trust agreement (the "Underlying Securities Trust Agreement"), between GS Group, as depositor, and the Underlying Securities Delaware Trustee, as trustee. The following summary of the material terms and provisions of the Underlying Securities is not intended to be complete. Investors should refer to the Underlying Securities Trust Agreement and the Indenture themselves for all the terms governing the Underlying Securities and the Junior Subordinated Debentures.

          The Underlying Securities Trust Agreement authorizes the Underlying Securities Administrative Trustees to issue the Underlying Securities and the Underlying Security Issuer's common securities. The Underlying Securities Issuer's only assets will be the Junior Subordinated Debentures, which will be issued under the Indenture. The Underlying Securities represent undivided preferred beneficial interests in the Underlying Securities Issuer's assets. All of the Underlying Security Issuer's common securities will be owned, directly or indirectly, by GS Group. The Underlying Security Issuer's common securities rank equally, and payments will be made on the Underlying Security Issuer's common securities on a pro rata basis, with the Underlying Securities. If an event of default under the Underlying Securities Trust Agreement has occurred and is continuing as a result of any failure by GS Group to pay any amounts in respect of the Junior Subordinated Debentures when due, however, the rights of the holders of the Underlying Security Issuer's common securities to receive distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Underlying Securities. The Underlying Securities Trust Agreement does not permit the Underlying Securities Issuer to issue any securities other than the Underlying Securities and Underlying Security Issuer's common securities or to incur any debt.

          Distributions on the Underlying Securities will be cumulative and will accrue from February 20, 2004 at the annual rate of 6.345% of the liquidation amount of each Underlying Security. If distributions on the Underlying Securities are deferred or otherwise not paid, they will accumulate until paid out. Distributions on the Underlying Securities will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2004, to holders of the Underlying Securities.

Distributions on the Underlying Securities that are not paid when due for more than one semi-annual payment period will themselves accumulate interest (to the extent legally permitted) at the annual rate of 6.345% compounded semi-annually.

Events of Default

          An "Underlying Securities Event of Default" means an event of default under the Underlying Securities Trust Agreement with respect to the Underlying Securities. An Underlying Securities Event of Default is any of the following:

          o any Debenture Event of Default with respect to the Junior Subordinated Debentures has occurred and is continuing;

          o default for 30 days by the Underlying Securities Issuer in the payment of any distribution on any Underlying Security or trust common security of the Underlying Securities Issuer;

          o default by the Underlying Securities Issuer in the payment of the redemption price of any Underlying Security or trust common security of the Underlying Securities Issuer;

          o failure by the Underlying Securities Trustees to perform any other covenant or warranty in the Underlying Securities Trust Agreement for 60 days after the holders of at least 25% in aggregate liquidation amount (as described under "--Redemption" below) of the outstanding Underlying Securities give written notice of the default to GS Group and the Underlying Securities Trustees; or

          o bankruptcy, insolvency or reorganization of the Underlying Securities Property Trustee and the failure by GS Group to appoint a successor Underlying Securities Property Trustee within 90 days.

          A reference to "Debenture Event of Default" means an event of default under the Indenture with respect to the Junior Subordinated Debentures. A Debenture Event of Default is any of the following:

          o GS Group does not pay the principal or any premium on any Junior Subordinated Debenture on the due date;

          o GS Group does not pay interest on any Junior Subordinated Debenture within 30 days after the due date;

          o GS Group remains in breach of any covenant contained in the Indenture for the benefit of the Junior Subordinated Debentures for 60 days after it receives a notice of default from the Debenture Trustee or the holders of at least 10% in principal amount of the outstanding Junior Subordinated Debentures stating that it is in breach and requiring it to remedy the breach; or

          o GS Group files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to GS Group occur.

          The Underlying Securities Issuer will not be obligated to pay any amount on the Underlying Securities unless it has received payment of the corresponding amount on the Junior Subordinated Debentures. Consequently, any failure of the Underlying Securities Issuer to make payment on the Underlying Securities on a payment date will not result in a Underlying Securities Event of Default unless (1) the Underlying Securities Issuer has received the corresponding payment from GS Group (and, in the case of an overdue distribution, a 30-day grace period has ended) or (2) GS Group has failed to make the corresponding payment when due under the Indenture (and, in the case of any overdue interest, a 30-day grace period has ended), so that a Debenture Event of Default occurs.

          If an Underlying Securities Event of Default has occurred and is continuing, the Underlying Securities Property Trustee will be obligated to enforce the Underlying Securities Trust Agreement for the benefit of the holders of the Underlying Securities and the holders of the Underlying Security Issuer's common securities, subject to the terms and conditions of that agreement. In the case of any Underlying Securities Event of Default resulting from a Debenture Event of Default, however, the Underlying Securities Property Trustee will be obligated to act solely on behalf of the holders of Underlying Securities and not on behalf of the holders of Underlying Security Issuer's common securities, and only the holders of the Underlying Securities will have the right to direct the Underlying Securities Property Trustee to act on their behalf, in each case until that Underlying Securities Event of Default has been cured, waived or otherwise eliminated. The Underlying Securities Property Trustee is under no obligation to exercise any of the powers vested in it by the Underlying Securities Trust Agreement at the request of any holder of Underlying Securities unless it is offered a reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred as a result.

          If a Debenture Event of Default has occurred and is continuing, and if that Debenture Event of Default is attributable to the failure to pay the principal of or any premium or interest on the Junior Subordinated Debentures on the applicable due date (and after a 30-day grace period in the case of overdue interest), then a holder of Underlying Securities may institute a legal proceeding against GS Group directly to enforce the payment to the extent of the holder's Underlying Securities. This means that the holder may directly sue for enforcement of payment to such holder of the principal of or premium or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the holder's Underlying Securities on or after the applicable due date specified in the Junior Subordinated Debentures (and after a 30-day grace period in the case of overdue interest). The holder need not first (1) direct the Underlying Securities Property Trustee to enforce the terms of the Junior Subordinated Debentures or (2) sue to enforce the Underlying Securities Property Trustee's rights under the Junior Subordinated Debentures.

          In connection with a direct action, GS Group will be subrogated to the rights of the holder of Underlying Securities under the Underlying Securities Trust Agreement to the extent of any payment made by it to that holder in the direct action. This means that GS Group will be entitled to payment of amounts that a holder of Underlying Securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that the holder receives or has already received full payment relating to the unpaid distribution from GS Group.

          Upon the occurrence of a Debenture Event of Default (other than certain bankruptcy-related events), the Underlying Securities Property Trustee, on behalf of the Underlying Securities Issuer as the holder of the Junior Subordinated Debentures, will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. If the Underlying Securities Property Trustee does not exercise this right, then the holders of at least 25% in aggregate liquidation amount of the outstanding Underlying Securities may, by giving notice in writing to GS Group and the Debenture Trustee, on behalf of the holders of all Underlying Securities, exercise this right. The holders of a majority in liquidation amount of all outstanding Underlying Securities may also, on behalf of all such holders, rescind any such declaration by holders of Underlying Securities and may waive certain prior Debenture Events of Default. Except for the right to bring a direct action, to declare amounts immediately due and payable, to rescind such a declaration and to waive certain past Debenture Events of Default as described above, the holders of Underlying Securities will have no right to exercise any remedy or take any other action under the Indenture, and only the Underlying Securities Property Trustee or the Debenture Trustee will be entitled to do so as provided in the Indenture.

Redemption

          The Underlying Securities have no stated maturity but must be redeemed upon the maturity of the Junior Subordinated Debentures or their earlier redemption. The Junior Subordinated Debentures will mature on February 15, 2034. Any redemption of Underlying Securities must occur as described in this section.

          If GS Group repays or redeems the Junior Subordinated Debentures at any time, the Underlying Securities Issuer will be obligated to redeem a Like Amount of Underlying Securities and Underlying Security Issuer's common securities. The redemption of the Underlying Securities will occur on the redemption date, which means the date on which payment of the principal of those Junior Subordinated Debentures becomes due under the Indenture. The redemption price for the Underlying Securities will be the total liquidation amount of the Underlying Securities being redeemed, plus

          o accumulated but unpaid distributions up to and including the redemption date; and

          o the related amount of the make-whole amount, if any, in excess of the total liquidation amount of the Underlying Securities being redeemed, paid by GS Group on the concurrent redemption of the Junior Subordinated Debentures.

          GS Group may redeem the Junior Subordinated Debentures before their stated maturity as follows:

          o in whole at any time or in part from time to time, provided that no partial redemption may occur during an Extension Period; or

          o in whole at any time within 90 days after the occurrence of a Tax Event or Investment Company Event.

          If GS Group elects to redeem the Junior Subordinated Debentures, it will do so at the relevant redemption price. The redemption price for the Junior Subordinated Debentures will equal the greater of:

          o 100% of the principal amount of the Junior Subordinated Debentures being redeemed, and

          o the make-whole amount, if any, as determined by the Quotation Agent, equal to the sum of the present values of scheduled payments of principal and interest from the redemption date to February 15, 2034 on the Junior Subordinated Debentures being redeemed, discounted to the redemption date on a semi-annual basis at a discount rate equal to the Treasury Rate (as described below) plus a spread of 0.50%, in the case of a redemption after the occurrence of a Tax Event or Investment Company Event, or plus a spread of 0.20%, in the case of any other redemption, plus, in either case, accrued and unpaid interest on the Junior Subordinated Debentures being redeemed.

          Because the spread percentage will be higher for a redemption after a Tax Event or Investment Company Event than for a redemption in other circumstances, the make-whole amount (and thus the redemption price) that GS Group will pay to redeem the Underlying Securities will be lower if the redemption is due to an event of this kind than if it is not.

          The "Quotation Agent" will initially be Goldman, Sachs & Co. However, if Goldman, Sachs & Co. ceases to be a primary U.S. Government securities dealer in New York City, GS Group will replace them with another primary U.S. Government securities dealer.

          If less than all of the Junior Subordinated Debentures are redeemed or repaid, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated approximately 3% to the Underlying Security Issuer's common securities and 97% to the Underlying Securities, except in the case of an Underlying Securities Event of Default as a result of any failure by GS Group to make any payments on the Junior Subordinated Debentures when due after any applicable grace period (in which case 100% will be allocated to the Underlying Securities).

          The Underlying Securities Issuer cannot redeem less than all of the Underlying Securities unless all accrued and unpaid distributions on the Underlying Securities and Underlying Security Issuer's common securities have been paid on or before the redemption date.

          A "Tax Event" means the receipt by the Underlying Securities Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any Tax Change, there is more than an insubstantial risk that any of the following will occur:

          o the Underlying Securities Issuer is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the Junior Subordinated Debentures;

          o interest payable by GS Group on the Junior Subordinated Debentures is not, or within 90 days after the opinion of counsel will not be, deductible by it, in whole or in part, for U.S. federal income tax purposes; or

          o the Underlying Securities Issuer is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          As used above, the term "Tax Change" means any of the following:

          o any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is effective on or after the date the Underlying Securities are issued; or

          o any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt any procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving GS Group or the Underlying Securities Issuer or is subject to review or appeal, if the pronouncement, action or decision is announced or occurs on or after the date of the issuance of the Underlying Securities.

          An "Investment Company Event" means the receipt by the Underlying Securities Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations under the laws of the United States or of any political subdivision or governmental agency or regulatory authority of or in the United States, or as a result of any official administrative pronouncement, including any interpretation, release, no-action letter, regulatory procedure, notice or announcement (including any notice or announcement of an intent to adopt any interpretation, procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving GS Group or the Underlying Securities Issuer or is subject to review or appeal, which amendment or change is effective, or which pronouncement, action or decision is announced or occurs, on or after the date of the issuance of the Underlying Securities, there is more than an insubstantial risk that the Underlying Securities Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940.

          For purposes of determining the make-whole amount, the "Treasury Rate" will be:

          o the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity most closely corresponding to the time period from the redemption date to February 15, 2034, or if no maturity is within three months before or after this time period, yields for the two published maturities most closely corresponding to this time period will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or

          o if the release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as described below), calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price (as described below) for the redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

          The "Comparable Treasury Issue", with respect to any redemption date, will be the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the redemption date to February 15, 2034 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to this time period. If no U.S. Treasury security has a maturity which is within a period from three months before to three months after February 15, 2034, the two most closely corresponding U.S. Treasury securities will be used as the Comparable Treasury Issue, and the Treasury Rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

         The "Comparable Treasury Price", with respect to any redemption date, will be (1) the average of five Reference Treasury Dealer Quotations (as described below) for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          The "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer (as described below) and any redemption date, the average, as determined by the Debenture Trustee, of the bid and ask prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

          The "Reference Treasury Dealer" will be (1) the Quotation Agent or
(2) any other primary U.S. Government securities dealer selected by the Quotation Agent after consultation with GS Group.

          "Like Amount" means, with respect to a redemption of any trust securities, trust securities having a liquidation amount equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the redemption price of the trust securities. "Liquidation amount" means the stated amount per trust security of $1,000.

Redemption Procedures

          Holders of the Underlying Securities will receive at least 30 days', but not more than 60 days', written notice before any redemption of Underlying Securities. If there are accumulated and unpaid distributions on the Underlying Securities that have not been paid on or before the redemption date, the Underlying Securities Issuer cannot redeem less than all of the Underlying Securities.

          If (1) the Underlying Securities Issuer gives irrevocable notice of redemption of the Underlying Securities, and (2) GS Group has paid to the Underlying Securities Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, then on the redemption date, the Underlying Securities Property Trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the Underlying Securities being redeemed. The Underlying Securities Issuer will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the Underlying Securities. Distributions to be paid on or before the redemption date for any Underlying Securities called for redemption will be payable to the holders of the Underlying Securities on the record dates for the related dates of distribution.

          Once notice of redemption is given and funds are irrevocably deposited, distributions on the Underlying Securities will cease to accumulate immediately prior to the close of business on the redemption date and all rights of the holders of the Underlying Securities called for redemption will cease, except for the right to receive the redemption amount (but without interest on such redemption amount).

          If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest, additional distributions or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar year, then payment will be on the preceding business day.

          If payment of the redemption amount for any Underlying Securities called for redemption is improperly withheld or refused and not paid either by the Underlying Securities Issuer or by GS Group under the Underlying Securities Guarantee, distributions on the Underlying Securities will continue to accumulate at the applicable rate from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the amount to be redeemed and the redemption price.

          If less than all of the Underlying Securities are redeemed, the Underlying Securities will be redeemed pro rata in accordance with DTC's applicable policies.

          In compliance with applicable law, including the U.S. federal securities laws, GS Group or its affiliates may, at any time, repurchase outstanding Underlying Securities by tender, in the open market, by private agreement or otherwise.

Deferral of Distributions

          If GS Group is not in default under the Indenture, it may, on one or more occasions, defer the payment of interest on the Junior Subordinated Debentures for up to 10 consecutive semi-annual periods, in each case, an "Extension Period". Because interest payments on the Junior Subordinated Debentures fund distributions on the Underlying Securities, semi-annual distributions on the Underlying Securities will be deferred during any Extension Period. During an Extension Period, the amount of distributions on the Underlying Securities will accumulate and these deferred distributions will accrue additional distributions (to the extent legally permitted) at the annual rate of 6.345% compounded semi-annually from the relevant payment date for the distributions.

          GS Group may not defer interest payments for any period of time:

          o that exceeds 10 consecutive semi-annual periods with respect to each Extension Period; or

          o that extends beyond the maturity date of the Junior Subordinated Debentures on February 15, 2034.

          Prior to the termination of any Extension Period, GS Group may further extend the payment of interest, provided that the Extension Period complies with the conditions above. Upon the termination of an Extension Period and the payment of all amounts then due under the Indenture, GS Group may elect to begin a new Extension Period as long as GS Group complies with the above conditions. There may be more than one Extension Period prior to the maturity of the Junior Subordinated Debentures. A permitted deferral of interest payments during an Extension Period is not an event of default under the Indenture or the Underlying Securities Trust Agreement.

          There is no limitation on the number of times that GS Group may elect to defer interest payments and begin an Extension Period. If GS Group elects to defer interest payments, the holders of the Underlying Securities will be required to accrue and recognize income (in the form of original issue discount) for U.S. federal income tax purposes regardless of the actual receipt of the distributions, subject to any changes in the United States federal income tax laws.

Distribution of Junior Subordinated Debentures

          GS Group has the right at any time to cause the dissolution of the Underlying Securities Issuer and cause the Junior Subordinated Debentures to be distributed pro rata to the holders of the Underlying Securities and Underlying Security Issuer's common securities. If the Junior Subordinated Debentures are distributed to the holders of the Underlying Securities, GS Group will use its best efforts to cause the Junior Subordinated Debentures to be listed on any exchange on which the Underlying Securities are then listed.

          After the date for any distribution of Junior Subordinated Debentures upon dissolution of the Underlying Securities Issuer:

          o the Underlying Securities will no longer be deemed to be outstanding;

          o DTC or its nominee, as record holder of the Underlying Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution; and

          o any certificates representing Underlying Securities or Underlying Security Issuer's common securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accumulated and unpaid interest equal to accumulated and unpaid distributions on, such Underlying Securities until such certificates are presented to the Underlying Securities Issuer or its agent for transfer or reissuance.

          There can be no assurance as to the market prices for either the Underlying Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Underlying Securities if the Underlying Securities Issuer were to dissolve or liquidate. This means that the Underlying Securities that an investor may purchase, whether in connection with this offering or in the secondary market, or the Junior Subordinated Debentures that an investor may receive if the Underlying Securities Issuer were to dissolve or liquidate, may trade at a discount to the price that the investor paid to purchase the Underlying Securities in this offering or in the secondary market.

Liquidation Distribution Upon Dissolution

          Pursuant to the Underlying Securities Trust Agreement, the Underlying Securities Issuer will dissolve upon the earliest of:

          o    the expiration of its term of approximately 31 years;

          o certain events of bankruptcy, dissolution or liquidation of the holder of the Underlying Security Issuer's common securities;

          o the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of Underlying Securities, if GS Group has given written direction to the Underlying Securities Property Trustee to terminate the Underlying Securities Issuer (such written direction by GS Global is optional and solely within its discretion);

          o redemption of all of the Underlying Securities as described under "--Redemption"; or

          o the entry of an order for the dissolution of the Underlying Securities Issuer by a court of competent jurisdiction.

          Any of these events is a "Dissolution Event".

          Upon the occurrence of a Dissolution Event, the holders of Underlying Securities will be entitled to receive out of the Underlying Securities Issuer's assets, after satisfaction of liabilities to creditors, if any, distributions in an amount equal to the aggregate of the liquidation amount of $1,000 per Underlying Security plus accumulated and unpaid distributions thereon to the payment date. However, such holders will not receive this distribution if the Underlying Securities Issuer instead distributes on a ratable basis to the holders of the Underlying Securities Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate equal to the distribution rate of, and bearing accrued and unpaid interest in an amount equal to accrued and unpaid distributions on, such Underlying Securities.

          If this distribution can be paid only in part because the Underlying Securities Issuer has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by the Underlying Securities Issuer on the Underlying Securities will be paid on a ratable basis. The holder of the Underlying Security Issuer's common securities will be entitled to receive distributions upon any such Dissolution Event on a ratable basis with the holders of the Underlying Securities, except that if an Underlying Securities Event of Default resulting from a Debenture Event of Default has occurred and is continuing, the Underlying Securities will have a preference over the Underlying Security Issuer's common securities with regard to such distributions.

Underlying Securities Guarantee

          The following payments on the outstanding Underlying Securities (the "Guarantee Payments"), if not fully paid by the Underlying Securities Issuer, will be paid by GS Group under the Underlying Securities Guarantee, without duplication:

          o any accumulated and unpaid distributions required to be paid on the Underlying Securities, to the extent the Underlying Securities Issuer has funds available to make the payment;

          o the redemption price for any Underlying Securities called for redemption, to the extent the Underlying Securities Issuer has funds available to make payment; and

          o upon a voluntary or involuntary dissolution, winding-up or liquidation of the Underlying Securities Issuer, other than in connection with a distribution of the Junior Subordinated Debentures to the holders of the Underlying Securities, the lesser of:

               (1) the aggregate of the $1,000 liquidation amount and all accumulated and unpaid distributions on the Underlying Securities to the date of payment, to the extent the Underlying Securities Issuer has funds available to make the payment; and

               (2) the amount of assets of the Underlying Securities Issuer remaining available for distribution to holders of the Underlying Securities upon liquidation of the Underlying Securities Issuer.

          GS Group's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by GS Group to the holders of the Underlying Securities or by causing the Underlying Securities Issuer to pay the amounts to such holders.

          If GS Group does not make a required payment on the Junior Subordinated Debentures, the Underlying Securities Issuer will not have sufficient funds to make the related payment on the Underlying Securities. The Underlying Securities Guarantee does not cover payments on the Underlying Securities when the Underlying Securities Issuer does not have sufficient funds to make these payments. If GS Group does not pay any amounts on the Junior Subordinated Debentures when due, holders of the Underlying Securities will have to rely on the enforcement by the Underlying Securities Property Trustee of the trustee's rights as registered holder of the Junior Subordinated Debentures, or proceed directly against GS Group for payment of any amounts due on the Underlying Securities. GS Group's obligations under the Underlying Securities Guarantee are unsecured and are subordinated and junior in right of payment to all of GS Group's secured and senior debt, and rank on a parity with all other similar guarantees issued by GS Group.

Junior Subordinated Debentures

          General

          The 6.345% Junior Subordinated Debentures due February 15, 2034 (the "Junior Subordinated Debentures"), will be issued as unsecured debt under the indenture dated as of February 20, 2004 (as supplemented, the "Indenture"), between GS Group, as depositor, and The Bank of New York, as trustee (in such capacity, the "Debenture Trustee"). The Junior Subordinated Debentures will be limited in aggregate principal amount to approximately $2,835,052,000. This amount is the sum of the aggregate stated liquidation amount of the Underlying Securities and the Underlying Security Issuer's common securities. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, and additional interest (as defined below), if any, on February 15, 2034.

          Subordination of the Junior Subordinated Debentures

          Holders of Underlying Securities should recognize that contractual provisions in the Indenture may prohibit GS Group from making payments on the Junior Subordinated Debentures. The Junior Subordinated Debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the Indenture, to all of GS Group's Senior Indebtedness.

          Neither the Junior Subordinated Debentures nor the Underlying Securities Guarantee will limit GS Group's ability to incur any additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debentures and the Underlying Securities Guarantee. In addition, because GS Group is a holding company, the Junior Subordinated Debentures will effectively rank junior to all existing and future debt and other liabilities of its subsidiaries.

          Definition of Senior Indebtedness

          As used in this section, the term "Senior Indebtedness" means (1) Senior Debt (as described below), but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business, and (2) the Allocable Amounts of Senior Subordinated Debt (as described below). For this purpose, accrued liabilities arising in the ordinary course of business do not include indebtedness for money borrowed.

          "Senior Debt" means any obligation of GS Group to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not Senior Debt; provided that Senior Debt does not include Senior Subordinated Debt or Junior Subordinated Debt.

          "Senior Subordinated Debt" means any obligation of GS Group to its creditors, whether now outstanding or subsequently incurred, as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is subordinate and junior in right of payment to Senior Debt pursuant to subordination provisions (including the definition of Senior Debt) that are not substantially similar to those applicable to the junior subordinated debentures (provided that the obligation is not subordinate and junior in right of payment to Junior Subordinated Debt).

          "Junior Subordinated Debt" means any obligation of GS Group to its creditors, whether now outstanding or subsequently incurred, as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is subordinated and junior in right of payment to senior indebtedness pursuant to subordination provisions (including the definition of senior indebtedness) substantially similar to those applicable to the junior subordinated debentures. "Junior Subordinated Debt" includes the Junior Subordinated Debentures.

          "Allocable Amounts," when used with respect to any Senior Subordinated Debt, means the amount necessary to pay all principal of and premium and interest, if any, on such Senior Subordinated Debt in full less, if applicable, any portion of such amount which would have been paid to, and retained by, the holders of such Senior Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior Subordinated Debt from GS Group, the trustee in respect thereof or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Subordinated Debt) but for the fact that such Senior Subordinated Debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

          Because of the definition of Senior Indebtedness, the Junior Subordinated Debentures will be subordinated in right of payment to virtually all of GS Group's obligations to its creditors, including most of those that may be subordinated to other obligations, except for trade accounts payable and accrued liabilities arising in the ordinary course of business, the Junior Subordinated Debentures and any comparable series of debentures that GS Group may offer in the future.

          Subordination Provisions

          The Indenture provides that, unless all principal of and any premium or interest on the Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any Junior Subordinated Debentures in the following circumstances:

          o In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving GS Group or its assets;

          o (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any Senior Indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, permitting the holders of that Senior Indebtedness (or a trustee) to accelerate the maturity of that Senior Indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

          o In the event that any Subordinated Debt Securities have been declared due and payable before their stated maturity.

          If the subordinated debt trustee or the Underlying Securities Issuer receives any payment or distribution that is prohibited under the subordination provisions, then the Debenture Trustee or the Underlying Securities Issuer will have to repay that money to the holders of the Senior Indebtedness.

          Even if the subordination provisions prevent GS Group from making any payment when due on the Junior Subordinated Debentures, GS Group will be in default on its obligations if it does not make the payment when due. This means that the Debenture Trustee and the Underlying Securities Issuer can take action against GS Group, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.

          The Indenture allows the holders of Senior Indebtedness to obtain a court order requiring GS Group and any holder of Junior Subordinated Debentures to comply with the subordination provisions.

          Option to Extend Interest Payment Date on the Junior Subordinated Debentures

          If no Debenture Event of Default has occurred or is continuing with respect to the Junior Subordinated Debentures, it may, on one or more occasions, defer interest payments on the Junior Subordinated Debentures for up to 10 consecutive Extension Periods as described under "--Deferral of Distributions."

          If the Underlying Securities Property Trustee is the only registered holder of the Junior Subordinated Debentures, GS Group will give the Underlying Securities Administrative Trustees, the Underlying Securities Property Trustee and the Debenture Trustee notice if it decides to defer interest payments on the Junior Subordinated Debentures as specified in the terms of the Junior Subordinated Debentures. The Underlying Securities Administrative Trustees will then notify the holders of the

Underlying Securities of GS Group's decision to defer interest payments on the Junior Subordinated Debentures. If the Underlying Securities Property Trustee is not the only registered holder of the Junior Subordinated Debentures, GS Group will notify holders of Junior Subordinated Debentures and the Debenture Trustee of its election to defer interest payments on the Junior Subordinated Debentures. There is no limitation on the number of times that GS Group may elect to begin an Extension Period, so long as it is not in default under the Indenture.

          Redemption of Junior Subordinated Debentures

          GS Group may redeem the Junior Subordinated Debentures before their maturity as described above under "--Redemption". In the event of a Tax Event, GS Group will pay any and all taxes, duties, assessments or governmental charges that may be owed by the Underlying Securities Issuer to the United States or any other taxing authority.

                        DESCRIPTION OF THE CERTIFICATES

General

          The Offered Certificates will be denominated and distributions on them will be payable in U.S. dollars. The Offered Certificates, along with the Original Class A-1 Certificates and the Class A-2 Certificates, represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities received on or after February 25, 2004. The property of the Trust is being held for the benefit of the holders of the Certificates by the Trustee.

          The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in denominations of $25.

          The Class A-1 Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by Lehman ABS, the "Clearing Agency"), except as provided below. Lehman ABS has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such Class A-1 Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to any such Class A-1 Certificates shall refer to actions taken by DTC upon instructions from its participants. See "--Definitive Certificates" below and "Description of the Certificates--Global Securities" in the prospectus.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the Trust Agreement only at the direction of one or more participants to whose DTC account such Class A-1 Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of participants whose holdings of such Class A-1 Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Class A-1 Certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

          Definitive certificates will be issued to Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) Lehman ABS advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates and Lehman ABS is unable to locate a qualified successor or (ii) Lehman ABS, at its option, elects to terminate use of the book-entry system through DTC.

          Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive certificates as certificateholders under the Trust Agreement.

Collections and Distributions

          Except as otherwise provided herein, collections on the Underlying Securities that are received by the Trustee for a given Interest Accrual Period and deposited from time to time into the certificate account will be applied by the Trustee on each applicable Distribution Date, solely to the extent of Available Funds (as defined below) on such Distribution Date as follows:

          o The interest portion of Available Funds will be paid in the following order of priority:

               (a) first, to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee pursuant to the instructions of all of the certificateholders; and

               (b) second, to the holders of the Class A-1 Certificates, accrued interest at a rate of 6.00% per annum and to the holders of the Class A-2 Certificates, amounts due and payable thereon, pro rata in proportion to their entitlements thereto.

          o The principal portion of Available Funds will be paid in the following order of priority:

               (a) first, to the Trustee, reimbursement for any remaining extraordinary expenses incurred by the Trustee pursuant to the instructions of all of the certificateholders; and

               (b) second, to the holders of the Class A-1 Certificates, the outstanding principal amount of the Class A-1 Certificates.

          The Class A-2 Certificates are not entitled to distributions from the principal portion of Available Funds.

          Notwithstanding the foregoing, in the event that the Underlying Securities are redeemed, prepaid or liquidated in whole or in part for any reason other than due to the occurrence of an Underlying Securities Event of Default, an SEC Reporting Failure or their maturity, Available Funds will be allocated in the following order of priority: (1) to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the certificateholders, (2) to the holders of the Class A-1 Certificates, an amount equal to the principal amount of the Underlying Securities so redeemed, prepaid or liquidated plus accrued and unpaid interest on the amount of Class A-1 Certificates redeemed in connection with such principal payment, (3) to the holders of the Class A-2 Certificates, the present value of all amounts that would otherwise have been payable on the Class A-2 Certificates for the period from the date of such redemption or prepayment to the Final Scheduled Distribution Date using a discount rate of 6.00% per annum, assuming no delinquencies, redemptions or prepayments on the Underlying Securities, (4) to the Trustee, as reasonable compensation for services rendered to the Depositor, any remainder up to $1,000 and (5) any remainder shall be allocated to the holders of the Class A-1 Certificates and the Class A-2 Certificates in accordance with the ratio of the Class A-1 Allocation to the Class A-2 Allocation. If the Underlying Securities are redeemed, prepaid or liquidated in whole or in part due to the occurrence of an Underlying Securities Event of Default, Available Funds will be allocated to the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates in accordance with the ratio of the Class A-1 Allocation to the Class A-2 Allocation. In addition, upon the occurrence of an SEC Reporting Failure, any funds received in connection with a sale of Underlying Securities will be allocated in the manner described below under "--SEC Reporting Failure." Any amounts received by the Trustee with respect to the Underlying Securities (i) that do not constitute principal or interest on the Underlying Securities, (ii) that are not received in connection with a redemption prepayment or liquidation of, the Underlying Securities and (iii) for which allocation by the Trustee is not otherwise contemplated herein, shall be remitted by the Trustee to the Depositor.

          "Available Funds" for any Distribution Date means all amounts received by the Trust from the Underlying Securities Issuer from but excluding the previous Distribution Date (or, if none, from February 25, 2004) to and including such Distribution Date.

          "Class A-1 Allocation" means the sum of the present values (discounted at the rate of 6.00% per annum) of (i) any unpaid interest due or to become due on the Class A-1 Certificates and (ii) the outstanding principal amount of the Certificates (in each case assuming that the Class A-1 Certificates were paid when due and were not redeemed prior to their stated maturity).

          "Class A-2 Allocation" means the present value (discounted at the rate of 6.00% per annum) of any unpaid amounts due or to become due on the Class A-2 Certificates (assuming that the Class A-2 Certificates were paid when due and were not redeemed prior to their stated maturity).

          If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Certificates or be owed to certificateholders as a result of any such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the certificateholders to the extent accrued on such overdue payment at the rate stated above and to the extent such additional interest has been distributed by the Underlying Securities Issuer. In the event of a default on the Underlying Securities, approved extraordinary expenses (See "Description of the Trust Agreement--The Trustee") of the Trustee may be reimbursed out of Available Funds before any distributions to certificateholders are made.

          All amounts received on or with respect to the Underlying Securities that are not distributed to certificateholders on the date of receipt shall be invested by the Trustee in Eligible Investments. Income on Eligible Investments will constitute property of the Trust and will be included in Available Funds. "Eligible Investments" means investments which are consistent with the Trust's status as a grantor trust for federal income tax purposes and acceptable to the Rating Agencies as being consistent with the ratings of such Class A-1 Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the Business Day prior to the next succeeding Distribution Date.

          There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all required distributions to the certificateholders. To the extent Available Funds are insufficient to make any such distribution due to the certificateholders, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

          Each Class A-1 Certificate evidences the right to receive, to the extent received on the Underlying Securities (i) a semi-annual distribution of interest on February 15th and August 15th of each year, or if any such day is not a Business Day, the next succeeding Business Day, commencing August 15, 2004, and (ii) in the case of holders of Class A-1 Certificates, a distribution of principal in an amount necessary to pay the outstanding principal amount of the Class A-1 Certificates on February 15, 2034 or if any such day is not a Business Day, the next succeeding Business Day, or prior to such date upon any call of the Class A-1

Certificates in connection with the exercise of a Call Warrant or upon any redemption or prepayment of the Underlying Securities. It is expected that the holders of the Call Warrants will call the Class A-1 Certificates prior to any repayment of the principal amount thereof. With respect to any Distribution Date, the record date is the day immediately prior to such Distribution Date. For purposes of the foregoing, "Business Day" means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

Additional Underlying Securities and Certificates

          From time to time hereafter, additional Underlying Securities may be sold to the Trust, in which case additional Class A-1 Certificates and related Class A-2 Certificates will be issued in the same proportions to the additional Underlying Securities and to each other as exists with respect to the Class A-1 Certificates, Class A-2 Certificates and Underlying Securities described herein. Any such additional Certificates will rank pari passu with the then outstanding Class A-1 Certificates and Class A-2 Certificates, respectively.

The Call Warrants; Optional Call

          On any Business Day that any holder of the Call Warrants designates as a Call Date (a "Call Date") occurring (i) on or after February 25, 2009,
(ii) after the Underlying Securities Issuer announces that it will redeem, prepay or otherwise make an unscheduled payment on the Underlying Securities,
(iii) after the Trustee notifies the certificateholders of any proposed sale of the Underlying Securities following the occurrence of an Underlying Securities Event of Default or an SEC Reporting Failure, or (iv) on any date on which the Underlying Securities Issuer or an affiliate thereof consummates a tender offer for some or all of the Underlying Securities, the Call Warrant holder may exercise its option to call (the "Optional Call"), in whole or in part, the Class A-1 Certificates at a call price (the "Call Price") equal to the outstanding principal amount thereof plus any accrued and unpaid interest to the Call Date. The Call Warrants are not being offered by this Prospectus Supplement. The Class A-2 Certificates are also subject to a call.

          As described in the accompanying prospectus under "Description of the Certificates--Optional Exchange," each holder of Call Warrants will have a right, following the exercise of its Call Warrants, to exchange called Class A-1 Certificates and called Class A-2 Certificates for a distribution of Underlying Securities having an aggregate principal amount in the same proportion to all Underlying Securities then owned by the Trust that the certificate principal balance of such exchanged Class A-1 Certificates and the original principal amount of such exchanged Class A-2 Certificates have to the certificate principal balance and original principal amount, as applicable, of all then outstanding Class A-1 Certificates and Class A-2 Certificates.

Default on Underlying Securities

          If an Underlying Securities Event of Default actually known to the Trustee occurs, the Trustee will promptly give notice to DTC or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates thereof. Such notice will set forth (i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Underlying Securities Event of Default, (iii) the amount of interest or principal in default, (iv) the Certificates affected by the Underlying Securities Event of Default and (v) any other information which the Trustee may deem appropriate.

          Unless otherwise instructed by holders of Certificates representing a majority of the Voting Rights, 30 days after giving notice of an Underlying Securities Event of Default, the Trustee will sell the Underlying Securities and distribute the proceeds as described below.

          If the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of an Underlying Securities Event of Default (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that the Trustee will distribute such money or other property, in the case of money, not later than two Business Days after its receipt and, in the case of other property, not later than 30 days after its receipt, in each case as described under "--Collections and Distributions" above (after deducting the costs incurred in connection therewith).

          Interest and principal payments on the Underlying Securities are payable solely by the Underlying Securities Issuer. The Underlying Securities Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Securities Issuer, could result in delays in payment, partial payment or non-payment of the Certificates relating to the Underlying Securities.

SEC Reporting Failure

          If the Underlying Securities Issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Exchange Act or (y) fails to file all required periodic reports for one full year (each, an "SEC Reporting Failure") and the Call Warrant holders do not elect to exercise their call rights, the Depositor shall within a reasonable period of time instruct the Trustee to sell the Underlying Securities and allocate the proceeds of such sale in the following order of priority: (1) to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the certificateholders and (2) any remainder shall be allocated to the holders of the Class A-1 Certificates and the Class A-2 Certificates in accordance with the ratio of the Class A-1 Allocation to the Class A-2 Allocation.

                      DESCRIPTION OF THE TRUST AGREEMENT

General

          The Offered Certificates will be, and the Original Class A-1 Certificates were, issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed was filed by Lehman ABS with the SEC following the issuance and sale of the Original Class A-1 Certificates. After giving effect to the issuance of the Offered Certificates, the assets of the Trust created under the Trust Agreement (including the Goldman Sachs Capital I Securities-Backed Series 2004-4 supplement and any supplements thereto) will consist of:

          o    the Underlying Securities; and

          o all collections or payments received in respect of the Underlying Securities due after February 25, 2004.

          On the Distribution Date occurring in August 2004, the Trustee will cause the Trust to pay Lehman ABS, to the extent such is available from the Underlying Securities, an amount equal to interest accrued on the Underlying Securities from February 20, 2004 to, but excluding, the Original Issue Date. If the Depositor is not paid such amount on such date, it will have a claim for such amount. In satisfaction of that claim, the Depositor will receive its pro rata share, based on the ratio the amount owed the Depositor bears to all amounts owed on the Certificates in respect of accrued interest, of any proceeds from the recovery on the Underlying Securities.

          Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

          U.S. Bank Trust National Association, a national banking association, will act as Trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, New York, New York 10005 and its telephone number is (212) 361-2500.

          Pursuant to the Trust Agreement, the Trustee shall receive compensation at the rate set forth in the Trust Agreement. The Trustee will be entitled to payment of its fees by the Depositor pursuant to a separate agreement with the Depositor and will not have any claim against the Trust with respect thereto.

          The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

Events of Default

          An event of default (an "event of default") with respect to the Certificates under the Trust Agreement will consist of:

          o a default in the payment of any interest on the Underlying Securities after the same becomes due and payable (subject to any permitted deferral during an Extension Period and any other applicable grace period);

          o a default in the payment of the principal of or any installment of principal of the Underlying Securities when the same becomes due and payable; and

          o any other event specified as an "Event of Default" in the Indenture.

          The Trust Agreement will provide that, within 30 days after the occurrence of an event of default in respect of the Certificates, the Trustee will give to the holders of such Certificates notice, transmitted by mail, of all such uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of principal, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the Certificates.

          No holder of any Certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) the holder previously has given to the Trustee written notice of a continuing breach,
(ii) the holders of Certificates of such series evidencing not less than the "Required Percentage--Remedies" of the aggregate Voting Rights of such series have requested in writing that the Trustee institute such proceeding in its own name as trustee, (iii) the holder has offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of Certificates of such series evidencing not less than the Required Percentage-Remedies. "Required Percentage--Remedies" shall mean 66 2/3% of the Voting Rights.

Voting Rights

          The "Voting Rights" shall be allocated between the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates, pro rata, in proportion to the ratio of the Class A-1 Allocation to the Class A-2 Allocation as of any applicable record date. The Class A-1 Voting Rights will be allocated among Class A-1 Certificateholders in proportion to the respective principal balances of their respective Certificates and the Class A-2 Voting Rights will be allocated among all Class A-2 Certificateholders in proportion to the original principal amounts of their respective Certificates. Certain amendments to the Trust Agreement will require the prior written consent of 100% of the holders of the Call Warrants in addition to the proper vote of the holders of the Class A-1 Certificates and the Class A-2 Certificates.

Voting of Underlying Securities

          The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement; provided, however, that the Trustee shall at no time vote on or consent to any matter unless such vote or consent would not (based on an opinion of counsel) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation under the Code. In the event that the Trustee receives a request from DTC, an Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The Trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion as the Voting Rights of the Trust were actually voted or not voted by the certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation under the Code; (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to the Underlying Securities or an event which with the passage of time would become an event of default with respect to the Underlying Securities and with the consent of certificateholders representing 100% of the aggregate Voting Rights and 100% of the holders of the Call Warrants; or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities and only with the consent of certificateholders representing 100% of the aggregate Voting Rights and 100% of the holders of the Call Warrants. The Trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the Trustee from the certificateholders.

          In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities or any other offer is made for the Underlying Securities, the Trustee will notify the certificateholders of such offer as promptly as practicable. Subject to the Call Warrant holders' rights to call in the event of a tender offer for the Underlying Securities, the Trustee must reject any such offer unless an event of default under the Underlying Securities has occurred and the Trustee is directed by the affirmative vote of certificateholders representing 100% of the aggregate Voting Rights to accept such offer and the Trustee has received the tax opinion described above.

          If an event of default under the Underlying Securities occurs and is continuing, and if directed by a majority of the holders of outstanding Certificates, the Trustee will vote the Underlying Securities in an outstanding principal amount equal to the proportion of the certificate principal amount of such majority to the then outstanding certificate principal amount of the Certificates in favor of directing, or take such other action as may be appropriate to direct the Underlying Securities Trustees to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the certificateholders' interests may differ from holders of other outstanding debt securities of the Underlying Securities Issuer.

Termination

          The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the Certificates are described in "Description of the Trust Agreement--Termination" in the prospectus. In no event will the Trust created by the Trust Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of the Trust Agreement--Termination" in the prospectus.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a general discussion of the material federal income tax consequences of the ownership and disposition of the Class A-1 Certificates and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth in this prospectus supplement. This discussion does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the Class A-1 Certificates as part of a straddle, hedging or conversion transaction) or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This discussion assumes that the Class A-1 Certificates will be held by the holders thereof as capital assets as defined in the Code, and describes the consequences of Class A-1 Certificates that represent an interest in securities that are properly characterized as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the Class A-1 Certificates. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Class A-1 Certificates or any federal alternative minimum tax or estate and gift tax considerations. Except as discussed in "--Non-U.S. Holders" and "--Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Holder (defined below).

          Prospective investors are urged to consult their own tax advisors with regard to the federal tax consequences of purchasing, holding and disposing of the Class A-1 Certificates in their own particular circumstances, as well as the tax consequences arising under the federal alternative minimum tax and estate and gift tax laws and the laws of any state, foreign country or other jurisdiction to which they may be subject.

          For purposes of this discussion, "U.S. Holder" means a holder that is a citizen or resident of the United States, a corporation (or other entity treated as a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions. A "Non-U.S. Holder" means a person other than a U.S. Holder and holders subject to rules applicable to former citizens and residents of the United States.

Tax Status of Trust

          In the opinion of Sidley Austin Brown & Wood LLP ("Federal Tax Counsel"), the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The parties will take the position that, although not free from doubt, the Trust will constitute a grantor trust for federal income tax purposes. Accordingly, the Trust will not be subject to federal income tax and each holder will be subject to federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such certificates, and as if it paid directly its share of expenses paid by the Trust. No assurance can be given that the Service will agree with the foregoing characterization of the Trust or that if challenged such a characterization will prevail.

          If the Trust were to be classified as a tax partnership, the Trust would not be subject to federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the Underlying Securities by the Trust would be passed through to the Class A-1 Certificateholders and Class A-2 Certificateholders as the partners in such a tax partnership according to their respective interests therein. The amount of income reportable by the certificateholders as partners in such a tax partnership could differ from that reportable by the certificateholders as holders of an interest in a grantor trust. A cash basis holder treated as a partner, for example, might be required to report income when it accrues to the Trust rather than when it is received by the certificateholder. As a result, the certificateholder might be taxed on an amount of income greater than the amount of interest received on the Certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificateholders. Certificateholders should consult their own tax advisors regarding the effect upon them any re-characterization may have.

          Because the Trustee will treat the Trust as a grantor trust for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterization of the Trust as a partnership discussed above.

          The following discussion assumes that the Trust is, and the Class A-1 Certificates represent interests in, a grantor trust for federal income tax purposes.

Income of U.S. Certificateholders

          The purchase of a Class A-1 Certificate, for federal income tax purposes, represents the purchase of an undivided interest in the Underlying Securities and the grant of a call option with respect to such Class A-1 Certificate. The purchase price allocable to the interest in the Underlying Securities should equal such interest's fair market value (the "Allocated Purchase Price"). The difference between such fair market value and the purchase price of the Class A-1 Certificate represents an option premium deemed paid by the Call Warrant holder for the Call Warrant. To the extent that the portion of the purchase price of a Class A-1 Certificate allocated to a holder's undivided interest in the Underlying Securities as so determined is greater than or less than the portion of the principal amount of the Underlying Securities allocable to the Class A-1 Certificate, such interest in the Underlying Securities will have been acquired at a premium or discount, as the case may be. To the extent that the Allocated Purchase Price is less than the principal amount of the Underlying Securities by more than a statutorily defined de minimis amount, the holder's interest in such Underlying Securities will be treated as purchased with "original issue discount." See the discussion below under "Interest Income and Original Issue Discount." Conversely, to the extent that the Allocated Purchase Price exceeds the principal amount of the Underlying Securities, the holder's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium."

          Because of the difficulty of allocating the purchase price and the tax reporting relating thereto, the Trust intends to take the position for information reporting purposes that the Call Warrant is worthless and the Allocated Purchase Price equals the purchase price of the Class A-1 Certificate. No assurance can be given that the Service will agree with such a position. If the Service were to disagree with this position and allocate value to the Call Warrant, although not entirely clear, it appears that the Call Warrant and the interest in the Underlying Securities may, at the election of the taxpayer, be integrated and treated as a single "synthetic" debt instrument under Treasury Regulation Section 1.1275-6. The Trust will not identify the interest in the Underlying Securities and the Call Warrant as part of an integrated transaction. Prospective investors should consult their own tax advisors regarding whether an election would be beneficial to them. If a certificateholder so elects, under the rules applicable to synthetic debt instruments, neither the interest in the Underlying Securities nor the Call Warrant would generally be subject to the rules that would apply on a separate basis to each component. The remainder of this discussion assumes that the two positions are not integrated and that the purchase price of a Class A-1 Certificate is equal to the Allocated Purchase Price. Potential investors are urged to consult with their tax advisors regarding the foregoing.

          Interest Income and Original Issue Discount. The proper federal income tax treatment of the Class A-1 Certificates is unclear. The Class A-1 Certificates represent an interest in 100 percent of the principal amount of the Underlying Securities and a specified portion of the interest payable on the Underlying Securities. In effect, a portion of the interest has been "stripped" off the Underlying Securities. Under the tax rules applicable to stripped debt obligations, on the date a Class A-1 Certificate is purchased, the securities backing the Certificate will be treated as newly issued, possibly with original issue discount, for purposes of reporting to a certificateholder such holder's share of Trust income. Assuming the Class A-1 Certificates are purchased at par and subject to the discussion in the paragraph below, the Trust intends to take the position that the Class A-1 Certificates do not represent an interest in securities having original issue discount. Based upon the foregoing, it is reasonable for each holder to report on its federal income tax return, in a manner consistent with its method of tax accounting, its share of the interest income earned by the Trust with respect to the Underlying Securities. If, however, the Service successfully challenges this position, the Class A-1 Certificates would represent an interest in securities having original issue discount and the holders would be required to accrue income based upon a constant yield method without respect to the receipt of cash regardless of their normal method of tax accounting. Holders of Class A-1 Certificates other than a holder who purchased the Certificates upon original issuance may be considered to have acquired their undivided interests in the Underlying Securities with original issue discount or bond premium. Such holders are advised to consult their own tax advisors as to the tax consequences of the acquisition, ownership and disposition of the Class A-1 Certificates.

          Payments of interest on the Underlying Securities may be deferred if GS Group defers the payment of interest on the Junior Subordinated Debentures. GS Group, in the offering materials pursuant to which the Underlying Securities were issued, expressed the view that the Underlying Securities were not issued with original issue discount, presumably because the likelihood of its exercising the right to defer interest on the Junior Subordinated Debentures was remote. If the Service were to successfully challenge the Trust's assertion that the exercise of the deferral right was remote, the Class A-1 Certificates would be subject to the original issue discount rules. Similarly, if GS Group does exercise its right to defer interest payments on the Junior Subordinated Debentures, the Class A-1 Certificates will represent an interest in debt securities with original issue discount at all times after the beginning of the first Extension Period. If the original issue discount rules apply to the Class A-1 Certificates, in such case, all the interest payments thereafter payable will be treated as original issue discount. If the payments were treated as original issue discount (because GS Group exercises the right to defer interest payments), certificateholders must include that discount in income on an economic accrual basis before the receipt of cash attributable to that interest, regardless of their method of tax accounting, and any certificateholders who dispose of Class A-1 Certificates prior to the record date for payment of distributions thereon following such Extension Period will include original issue discount in gross income but will not receive any cash related thereto from the Trust. The amount of original issue discount that accrues in any semi-annual period will approximately equal the amount of interest that accrues in that semi-annual period at the stated interest rate. In the event that the interest payment period is extended, certificateholders will accrue original issue discount approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. A certificateholder's tax basis for the Class A-1 Certificates will be increased by original issue discount accrued into income, and decreased by cash distributions of interest.

          Bond Premium. To the extent a holder is deemed to have purchased its pro rata undivided interest in the Underlying Securities at a premium (i.e., the purchase price of a Class A-1 Certificate allocable to the Underlying Securities exceeds the total amount payable on the Underlying Securities to the U.S. Holder other than qualified stated interest), such premium will be amortizable by the holder as an offset to interest income (with a corresponding reduction in the certificate owner's basis) under a constant yield method over the term of the Underlying Securities if an election under
Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter.

Deductibility of Trust's Fees and Expenses

          In computing its federal income tax liability, a holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a holder is an individual, estate or trust, the deduction for such holder's share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Sale or Exchange by Holders

          If a Class A-1 Certificate is sold, exchanged or redeemed including pursuant to the exercise of the Call Warrant, the selling U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange and its adjusted basis in its Class A-1 Certificate. A holder's adjusted basis of a Class A-1 Certificate will equal its cost, increased by any unpaid original issue discount includible in income with respect to the Class A-1 Certificate prior to its sale, and reduced by any principal payments previously received with respect to the Class A-1 Certificate and any bond premium amortization previously applied to offset interest income. The gain or loss recognized on the sale, exchange or redemption of a Class A-1 Certificate will generally be capital gain or loss if the Class A-1 Certificate was held as a capital asset. The purchase of a Class A-1 Certificate represents the purchase of an interest in the Underlying Securities and the issuance of a call in the form of the Call Warrant on the Class A-1 Certificates. Accordingly, under the Code, the issuance of the Call Warrant likely represents a straddle with respect to the Underlying Securities, and if so, under Code Section 1092 any gain realized upon the sale, exchange or redemption of a Class A-1 Certificate will be short-term capital gain or loss regardless of how long the Class A-1 Certificate was held by the U.S. Holder at the time of the disposition.

Non-U.S. Holders

          A Non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Class A-1 Certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Class A-1 Certificate, unless such Non-U.S. Holder is (i) a direct or indirect 10% or greater shareholder of the Junior Subordinated Debenture Issuer; (ii) a controlled foreign corporation related to the Junior Subordinated Debenture Issuer; or (iii) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

          o is signed under penalties of perjury by the beneficial owner of the Class A-1 Certificate,

          o    certifies that such owner is not a U.S. Holder, and

          o    provides the beneficial owner's name and address.

          A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Class A-1 Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Class A-1 Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

          A Non-U.S. Holder whose income with respect to its investment in a Class A-1 Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

          Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

          Generally, a Non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Class A-1 Certificate, unless such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

          The Class A-1 Certificates will not be includible in the estate of a Non-U.S. Holder unless (a) the individual is a direct or indirect 10% or greater shareholder of the Junior Subordinated Debenture Issuer or, (b) at the time of such individual's death, payments in respect of the Class A-1 Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the holder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

          Backup withholding of U.S. federal income tax may apply to payments made in respect of a Class A-1 Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a holder must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Holder who is not an exempt recipient.

          In addition, upon the sale of a Class A-1 Certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Holder certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

          Any amounts withheld under the backup withholding rules from a payment to a certificateholder would be allowed as a refund or a credit against such certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

State and Local Tax Considerations

          Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Class A-1 Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Class A-1 Certificates.

                             ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each, a "Plan").

          In accordance with ERISA's fiduciary standards, before investing in a Class A-1 Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions (including loans or other extensions of credit) involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of

Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code. In addition to the prohibited transaction issues discussed below that could arise if the Trust assets are classified as Plan assets for ERISA purposes, prospective purchasers of Class A-1 Certificates should consider the ERISA implications of the grant of the call option to the holder of the Call Warrant and the consequences of a subsequent sale of the Class A-1 Certificates by a Plan to the holder of the Call Warrant. The initial holders of the Call Warrants will be one or more institutional investors, but the Call Warrants are a transferable contract right.

Trust Assets as "Plan Assets"

          Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations, a Plan's assets may include an interest in the underlying assets of an entity that is not an operating company (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Such regulations contain an exemption from such Plan asset rules if the security acquired by the Plan is a "publicly offered security." A "publicly offered security" is defined as a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and timely registered under the Exchange Act. It is anticipated that the Offered Certificates will meet the criteria of the "publicly offered securities" exemption. There are no restrictions imposed on the transfer of Offered Certificates; the Offered Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and the Underwriter has and the underwriters of the Original Class A-1 Certificates have undertaken to sell the Class A-1 Certificates to a minimum of 400 beneficial owners. See "Listing."

          If the Offered Certificates fail to meet the criteria of the "publicly offered security" exemption and the assets of the Trust were deemed to be Plan assets, transactions involving the Depositor, the Underwriter, the Trustee, the Underlying Securities Trustees or the Underlying Securities Issuer might constitute non-exempt prohibited transactions with respect to a Plan holding an Offered Certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") discussed below applies or (ii) such party, which could include the Underlying Securities Issuer, is not a disqualified person or party in interest with respect to such Plan. In addition, the fiduciary of an investing Plan could be treated as having delegated fiduciary responsibility to the Trustee.

Prohibited Transaction Exemptions

          Without regard to whether the Class A-1 Certificates satisfy the requirements of the "publicly offered security" exemption, a prohibited transaction could arise if the Issuer, the Underwriter, or an exerciser of the Call Warrant were a party in interest or disqualified person with respect to a Plan holding Class A-1 Certificates. Certain prohibited transaction class exemptions could apply to the acquisition and holding of Certificates by Plans, and the operation of the Trust, including, but not limited to: PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds); PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (an exemption for certain transactions effected by in-house asset managers). There is no assurance that these exemptions would apply with respect to all transactions involving an investment in the Class A-1 Certificates or the Trust's assets.

                            METHOD OF DISTRIBUTION

          Pursuant to an underwriting agreement dated as of March 3, 2004 (the "Underwriting Agreement"), Lehman ABS has agreed to sell, and Lehman Brothers Inc. (the "Underwriter") has agreed to purchase all of the Offered Certificates.

          The Underwriter has agreed, subject to certain terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates offered hereby if any Offered Certificates are purchased.

          Lehman ABS has been advised by the Underwriter that it proposes initially to offer the Offered Certificates to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of $0.50 per Offered Certificate. The Underwriter may allow and such dealers may reallow a concession not in excess of $0.35. After the initial public offering, the public offering price and the concessions may be changed.

          The Underwriting Agreement provides that Lehman ABS will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

          Lehman Brothers Inc. is an affiliate of Lehman ABS, and the participation by Lehman Brothers Inc. in the offering of the Offered Certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

          In connection with the sale of the Offered Certificates, Securities and Exchange Commission rules permit the Underwriter to engage in transactions that stabilize the price of the Offered Certificates. These transactions may include purchases for the purpose of fixing or maintaining the price of the Offered Certificates. The Underwriter may create a short position in the Offered Certificates in connection with the offering. That means it may sell a larger number of Class A-1 Certificates than is shown on the cover page of this prospectus supplement. If it creates a short position, the Underwriter may purchase Offered Certificates in the open market to reduce the short position. If the Underwriter purchases Offered Certificates to stabilize the price or to reduce its short position, the price of the Offered Certificates could be higher than it might be if the Underwriter had not made such purchases. The Underwriter makes no representation or prediction about any effect that these purchases may have on the price of the Offered Certificates. The Underwriter may suspend any of these activities at any time.

          The Underwriter may also impose a penalty bid on certain dealers and selling group members. This means that if the Underwriter purchases Offered Certificates in the open market to reduce the Underwriter's short position or to stabilize the price of the Offered Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Offered Certificates as part of this offering.

                                    LISTING

          The Class A-1 Certificates are approved for listing, subject to official notice of issuance, on the New York Stock Exchange ("NYSE"). The Offered Certificates will be eligible for trading on the NYSE within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the Class A-1 Certificates will be traded on the NYSE. In order to meet one of the requirements for listing the Class A-1 Certificates on the NYSE, the Underwriter has and the underwriters of the Original Class A-1 Certificates have undertaken to sell the Class A-1 Certificates to a minimum of 400 beneficial owners. The Underwriter has told Lehman ABS that it presently intends to make a market in the Offered Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Offered Certificates. Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter. No assurance can be given as to the trading market for the Class A-1 Certificates or as to the liquidity of any such trading market.

                                    RATINGS

          At the time of issuance, the Offered Certificates will be rated no lower than the Underlying Securities are rated. As of the date of this prospectus supplement, the Underlying Securities are rated "A-" by S&P and "A1" by Moody's. The ratings address the likelihood of the payment of the amounts required under the Trust Agreement by the Trust, and are based primarily on the credit quality of the Underlying Securities, as well as on the relative priorities of the certificateholders with respect to collections and losses with respect to the Underlying Securities. The rating on the Offered Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on the Underlying Securities, the corresponding effect on yield to investors, or whether investors in the Offered Certificates may fail to recover fully their initial investment.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

          Lehman ABS has not requested a rating on the Class A-1 Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Class A-1 Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A-1 Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A-1 Certificates by the Rating Agencies.

                                LEGAL OPINIONS

          Certain legal matters relating to the Certificates will be passed upon for Lehman ABS and the Underwriter by Sidley Austin Brown & Wood LLP, New York, New York.

                   INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT


Additional Class A-2 Certificates.................S-4
Additional Underlying Securities.................S-10
Allocable Amounts................................S-23
Allocated Purchase Price.........................S-31
Available Funds..................................S-26
Business Day.....................................S-27
Call Date........................................S-27
Call Price..................................S-4, S-27
Call Warrants.....................................S-8
Certificates......................................S-4
Class A-1 Allocation.............................S-26
Class A-1 Certificates............................S-4
Class A-2 Allocation.............................S-26
Class A-2 Certificates............................S-4
Clearing Agency..................................S-25
Code.............................................S-30
Comparable Treasury Issue........................S-19
Comparable Treasury Price........................S-19
Debenture Event of Default.......................S-16
Debenture Trustee................................S-22
Dissolution Event................................S-21
DOL..............................................S-34
DTC...............................................S-5
Eligible Investments.............................S-26
ERISA.......................................S-9, S-33
event of default.................................S-28
Exchange Act.....................................S-15
Extension Period.................................S-20
Federal Tax Counsel..............................S-30
GS Group..........................................S-5
Guarantee Payments...............................S-21
Indenture........................................S-22
Investment Company Event.........................S-18
IRA...............................................S-9
Junior Subordinated Debentures..............S-5, S-22
Junior Subordinated Debt.........................S-23
Keogh.............................................S-9
Lehman ABS.......................................S-10
Like Amount......................................S-19
liquidation amount...............................S-19
Moody's...........................................S-5
Non-U.S. Holder..................................S-30
NYSE.............................................S-35
Offered Certificates..............................S-4
Optional Call....................................S-27
Original Class A-1 Certificates.............S-4, S-10
Original Class A-2 Certificates...................S-4
Original Underlying Securities...................S-10
Plan........................................S-9, S-33
PTCEs............................................S-34
Quotation Agent..................................S-18
Rating Agencies...................................S-5
Reference Treasury Dealer........................S-19
Reference Treasury Dealer Quotations.............S-19
Regulations......................................S-30
Required Percentage--Remedies....................S-29
S&P...............................................S-5
SEC Reporting Failure............................S-27
Securities Act...................................S-15
Senior Debt......................................S-22
Senior Indebtedness..............................S-22
Senior Subordinated Debt.........................S-22
Service..........................................S-30
Special Distribution Date.........................S-8
Specified Currency................................S-5
Tax Change.......................................S-18
Tax Event........................................S-18
Treasury Rate....................................S-19
Trust.............................................S-4
Trust Agreement..................................S-10
U.S. Holder......................................S-30
Underlying Securities............................S-10
Underlying Securities Administrative Trustees.....S-5
Underlying Securities Delaware Trustee............S-5
Underlying Securities Event of Default...........S-16
Underlying Securities Guarantee...................S-6
Underlying Securities Property Trustee............S-5
Underlying Securities Trust Agreement............S-15
Underlying Securities Trustees....................S-5
Underwriter......................................S-34
Underwriting Agreement...........................S-34
Voting Rights....................................S-29
W-8BEN...........................................S-32
Withholding Agent................................S-32

Prospectus
                              Trust Certificates
                             (Issuable in series)

                            Lehman ABS Corporation
                                   Depositor

                            Each trust--

CONSIDER CAREFULLY THE      o  may periodically issue asset backed certificates in one or more
RISK FACTORS BEGINNING         series with one or more classes; and
ON PAGE 4 IN THIS
PROSPECTUS.                 o  will own--

Unless otherwise            o  a debt security or a pool of such debt securities;
specified in the
applicable prospectus       o  payments due on those securities;
supplement, neither the
certificates nor any of     o  securities of government sponsored enterprises which, unless
the securities deposited       otherwise stated in the prospectus supplement, are not
in any trust are               obligations of and are neither insured nor guaranteed by the
obligations of or are          U.S. government or any U.S. government agency; and/or
insured or guaranteed
by the U.S. government      o  other assets described in this prospectus and in the
or any U.S. government         accompanying prospectus supplement.
agency. None of the
obligations of Federal      The certificates--
National Mortgage
Association, Federal        o  will represent interests in the trust and will be paid only
Home Loan Mortgage             from the trust assets;
Corporation, Student
Loan Marketing              o  will be denominated and sold for U.S. dollars or for one or
Association, Resolution        more foreign or composite currencies and any payments to
Funding Corporation,           certificateholders may be payable in U.S. dollars or in one or more
Federal Home Loan Banks,       foreign or composite currencies;
Tennessee Valley
Authority or Federal        o  will be issued as part of a designated series which may include
Farm Credit Banks are          one or more classes of certificates and enhancement; and
insured or guaranteed by
the U.S. government or      o  will not be obligations of and will neither be insured nor
any U.S. government            guaranteed by the U.S. government or any U.S. government agency.
agency.
                            The certificateholders--
The certificates will
represent interests in      o  will receive interest and principal payments from the assets
the trust only and will        deposited with each trust.
not represent interests
in or obligations of
Lehman ABS or of the
administrative agent of
the trust or any of
their affiliates.

This prospectus may be
used to offer and sell
any series of certificates
only if accompanied by the
prospectus supplement for
that series.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               LEHMAN BROTHERS

                               November 8, 2002

                     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

               We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

          o the currency or currencies in which the principal, premium, if any, and any interest are distributable;

          o the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount, and authorized denominations;

          o information concerning the type, characteristics and specifications of the securities deposited with the relevant trust (the "Underlying Securities") and any other assets deposited with such trust (together with the Underlying Securities, the "Deposited Assets") and any credit support for such series or class;

          o the relative rights and priorities of payment of each such class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets);

          o the name of the trustee and the administrative agent, if any, for the series;

          o the Pass-Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof;

          o the time and place of distribution (a "Distribution Date") of any interest, premium (if any) and/or principal (if any);

          o  the date of issue;

          o the Final Scheduled Distribution Date (as defined below), if applicable;

          o  the offering price; and

          o any exchange, whether mandatory or optional, the redemption terms and any other specific terms of certificates of each series or class.

See "Description of Certificates--General" for a listing of other items that may be specified in the applicable prospectus supplement.

IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

               You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

               We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.


                               TABLE OF CONTENTS


Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement.......................2
Where You Can Find More Information.........................................3
Incorporation of Certain Documents by Reference.............................3
Reports to Certificateholders...............................................4
Important Currency Information..............................................4
Risk Factors................................................................4
Lehman ABS..................................................................7
Use of Proceeds.............................................................7
Formation of the Trusts.....................................................7
Maturity and Yield Considerations ..........................................8
Description of the Certificates............................................10
Description of Deposited Assets and Credit Support.........................27
Description of the Trust Agreement.........................................39
Limitations on Issuance of Bearer Certificates.............................49
Currency Risks.............................................................50
Plan of Distribution.......................................................52
Legal Opinions.............................................................53


                      WHERE YOU CAN FIND MORE INFORMATION

               Each trust is subject to the informational requirements of the Exchange Act and we file on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). We do not intend to send any financial reports to certificateholders.

               We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

                       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference all documents that we have filed with the SEC pursuant to the Exchange Act prior to the date of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trusts until we terminate our offering of the certificates.

               As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Secretary of Lehman ABS Corporation, 745 Seventh Avenue, New York, New York 10019, (212) 526-7000.

                         REPORTS TO CERTIFICATEHOLDERS

               Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each trust will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will file with the SEC on behalf of the trusts periodic reports as are required under the Exchange Act.

                        IMPORTANT CURRENCY INFORMATION

               References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

               Purchasers are required to pay for each certificate in the currency in which the certificate is denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a certificate denominated in a currency other than U.S. dollars, Lehman Brothers will arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay for the certificate. Requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the certificate or by a later date as determined by Lehman Brothers. Each exchange will be made by Lehman Brothers on the terms and subject to the conditions, limitations and charges that Lehman Brothers may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                                 RISK FACTORS

               Limited Liquidity. Prior to the issuance of any series (or class within such series) of certificates there will not be a public market for those securities. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.

               Legal Aspects. A prospectus supplement may set forth legal considerations that are applicable to a specific series (or class or classes within such series) of certificates being offered in connection with that prospectus supplement or the assets deposited in or assigned to the related trust.

               Limited Obligations and Interests. The certificates will not represent a recourse obligation of or interest in Lehman ABS or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, Lehman ABS, any person affiliated with Lehman ABS or any trust, or any other person. Any obligation of Lehman ABS with respect to the certificates of any series will only be pursuant to limited representations and warranties. Lehman ABS does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If Lehman ABS were required to repurchase an Underlying Security, its only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of the Underlying Security to Lehman ABS, or from a reserve fund established to provide funds for repurchases. Lehman ABS is not obligated to establish or maintain a reserve fund.

               Credit Support; Limited Assets. The trust for any series (or class of such series) of certificates may include assets which are designed to support the payment or ensure the servicing or distribution with respect to the Deposited Assets. However, the certificates do not represent obligations of Lehman ABS, any administrative agent or any of their affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity. Accordingly, certificateholders' receipt of distributions will depend entirely on such trust's receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement. See "Description of Deposited Assets and Credit Support."

               Maturity and Redemption Considerations. The timing of any distribution with respect to any series (or of any class within such series) of certificates is affected by a number of factors, including:

               o  the performance of the related Deposited Assets;

               o the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities); and

               o the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of such series.

               These factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

               Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trusts will depend on the specific terms of the related certificates, trust, credit support, if any, and Deposited Assets. See the description under "Certain Federal Income Tax Consequences" in the related prospectus supplement. If the related Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of such Underlying Securities by the relevant issuing government.

               Ratings of the Certificates. At the time of issue, the certificates of any given series (or each class of such series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the related trust. A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates. We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future.

               Global Securities. The certificates of each series (or, if more than one class exists, each class of such series) will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates. Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the related trust agreement. Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to a certificate, may be limited. See "Description of Certificates--Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related prospectus supplement.

               Foreign Issuers. The Underlying Securities may include obligations of foreign issuers. Consequently, it may be difficult for the applicable trust as a holder of the Underlying Securities to obtain or realize upon judgments in the United States against the obligor. Even if an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Underlying Securities may represent direct or indirect obligations of foreign issuers, certificateholders should consider the political, economic and other risks attendant on holding the obligations of a foreign issuer which are not typically associated with an investment in securities of a domestic issuer. Such risks include:

               o  future political and economic developments;

               o  moratorium on payment or rescheduling of external debts;

               o  confiscatory taxation;

               o  imposition of any withholding tax;

               o  exchange rate fluctuations;

               o  political or social instability or diplomatic developments;
                  and

               o the imposition of additional governmental laws or restrictions.

               Currency Risks. The certificates of any given series (or class within such series) may be denominated in a currency other than U.S. dollars. This prospectus does not describe all the risks of an investment in such certificates, and Lehman ABS disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in certificates denominated in a currency other than U.S. dollars. See "Currency Risks." In addition, there are risks associated with Underlying Securities denominated in a currency other than the local currency of a foreign government. Governments have from time to time imposed, and may in the future impose, exchange controls that could affect the availability of a currency for making distributions in respect of Underlying Securities denominated in such currency.

               Passive Nature of the Trusts. The trustee with respect to any series of certificates will hold the Deposited Assets for the benefit of the certificateholders. Each trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets. Under specified circumstances the holders of the certificates may direct the trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

               In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series (and each class within such series).

                                  Lehman ABS

               Lehman ABS was incorporated in the State of Delaware on January 29, 1988, as an indirect, wholly-owned, limited-purpose subsidiary of Lehman Brothers Inc. The principal office of Lehman ABS is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

               The Certificate of Incorporation of Lehman ABS provides that Lehman ABS may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell certificates. The Certificate of Incorporation of Lehman ABS provides that any securities, except for subordinated securities, issued by Lehman ABS must be rated in one of the four highest categories available by any one or more rating agencies. Formation of a grantor trust will not relieve Lehman ABS of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the trust agreement, Lehman ABS may not issue any securities which would result in the lowering of the then current ratings of the outstanding certificates of any series.

                                USE OF PROCEEDS

               Unless otherwise specified in the applicable prospectus supplement, the net proceeds to be received from the sale of each series or class of certificates (whether or not offered hereby) will be used by Lehman ABS to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class. Any remaining net proceeds, if any, will be used by Lehman ABS for general corporate purposes.

                            FORMATION OF THE TRUSTS

               A separate trust will be created for each series of trust certificates. Lehman ABS will assign the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series. See "Description of the Trust Agreement--Assignment of Deposited Assets." The trustee named in the applicable prospectus supplement will administer the Deposited Assets pursuant to the trust agreement and will receive a fee for these services. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified therein and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The trustee or an administrative agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

               Unless otherwise stated in the prospectus supplement, Lehman ABS' assignment of the Deposited Assets to the trustee will be without recourse. To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

          o its contractual-administrative obligations, if any, under the trust agreement;

          o its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement--Advances in Respect of Delinquencies;" and

          o its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

               The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

               Unless otherwise provided in the related prospectus supplement, each trust will consist of:

          o the Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by Lehman ABS or any previous owner thereof, as from time to time are specified in the trust agreement;

          o such assets as from time to time are identified as deposited in the related certificate account;

          o property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received thereon;

          o those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described therein and under "Description of Deposited Assets and Credit Support--Credit Support;"

          o the rights of Lehman ABS relating to any breaches of representations or warranties by the issuer of the Deposited Assets; and

          o the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement--Advances in Respect of Delinquencies."

               In addition, to the extent provided in the applicable prospectus supplement, Lehman ABS will obtain credit support for the benefit of the certificateholders of any related series (or class within such series) of certificates.

                       MATURITY AND YIELD CONSIDERATIONS

               Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

               The effective yield to holders of the certificates of any series (and class within such series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

               Unless otherwise specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below). The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities (as defined below) by the holders thereof. See "Description of the Deposited Assets--Underlying Securities Indenture." If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors. In addition, if the Underlying Securities are issued by a foreign government and the foreign government issuer or guarantor repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the certificates may be materially and adversely affected. A variety of factors could influence a foreign government's willingness or ability to satisfy its obligations under the related Underlying Securities. We cannot predict the probability of a moratorium or other action affecting any Underlying Security.

               The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

               The yield to maturity of any series (or class) of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series (or class) is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government, foreign government or corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

               A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or pursuant to a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security. The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities. In addition, the prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within such series) and the related Deposited Assets, including the applicable Underlying Securities.

                        DESCRIPTION OF THE CERTIFICATES

               Each series (or, if more than one class exists, the classes within such series) of certificates will be issued pursuant to a trust agreement and a separate series supplement thereto among Lehman ABS, the administrative agent, if any, and the trustee named in the related prospectus supplement, a form of which trust agreement is attached as an exhibit to the registration statement. The provisions of the trust agreement (as so supplemented) may vary depending upon the nature of the certificates to be issued thereunder and the nature of the Deposited Assets, credit support and related trust. The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description thereof contained in this prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any series, the term "certificate" refers to all the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires.

               A copy of the applicable series supplement to the trust agreement relating to each series of certificates issued from time to time will be filed by Lehman ABS as an exhibit to a Current Report on Form 8-K to be filed with the SEC following the issuance of such series.

General

               There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes (Section 5.01). The series (or classes within such series) of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the trust for the series created pursuant to the trust agreement and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets and Credit Support--Collections."

               Reference is made to the related prospectus supplement for a description of the following terms of the series (and, if applicable, classes within such series) of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

       o  the title of such certificates;

       o the series of such certificates and, if applicable, the number and designation of classes of such series;

       o information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related trust by Lehman ABS (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related credit support, information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

       o the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class thereof;

       o the dates on which or periods during which such series or classes within such series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

       o if applicable, the relative rights and priorities of each class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class);

       o whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such series or each class within such series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any;

       o the option, if any, of any certificateholder of such series or class to withdraw a portion of the assets of the related trust in exchange for surrendering such certificateholder's certificate or of Lehman ABS or administrative agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with Lehman ABS' continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

       o the rating of each series or each class within such series offered hereby (provided, however, that one or more classes within such series not offered hereunder may be unrated or may be rated below investment grade);

       o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such series or class within such series will be issuable;

       o whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof;

       o whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached thereto; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

       o whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such global security or securities;

       o if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled thereto on such Distribution Date;

       o if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

       o if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the "Specified Currency") and the circumstances and conditions, if any, when such currency may be changed, at the election of Lehman ABS or a certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such series or class are to be distributed pursuant to such election;

       o any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such class;

       o all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by Lehman ABS or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

       o any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

               Unless otherwise indicated in the applicable prospectus supplement, certificates of each series (including any class of certificates not offered hereby) will be issued only as registered certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of registered certificates of a given series or class within such series having a Specified Currency other than U.S. dollars will be set forth in the applicable prospectus supplement.

               The United States Federal income tax consequences and the consequences of the Employee Retirement Income Security Act of 1974, as amended, relating to any series or any class within such series of certificates will be described in the applicable prospectus supplement. Furthermore, an election may be made to treat a trust as a "financial asset securitization investment trust" ("FASIT"). To date, final Treasury regulations have not been issued describing the federal income tax consequences to holders of interests in FASIT's of owning such interests. The prospectus supplement relating to any class or series of certificates representing interests in a FASIT will describe the federal income tax consequences of the purchase and ownership of such certificates. In addition, any risk factors, the specific terms and other information with respect to the issuance of any series or class within such series of bearer certificates or certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable prospectus supplement relating to such series or class. Unless otherwise specified in the applicable prospectus supplement, the U.S. dollar equivalent of the public offering price or purchase price of a certificate having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. As specified in the applicable prospectus supplement, such determination will be made by Lehman ABS, the trustee, the administrative agent, if any, or an agent thereof as exchange rate agent for each series of certificates (the "Exchange Rate Agent").

               Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). Bearer certificates will be transferable by delivery. Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates. Lehman ABS may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by Lehman ABS may, at the discretion of Lehman ABS, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

               Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within such series) will be made in the Specified Currency for such certificates by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). If the Specified Currency for a given series or class within such series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph. The certificateholder of a registered certificate of a given series or class within such series denominated in a Specified Currency other than U.S. dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate in the Specified Currency by delivery of a written notice to the trustee and administrative agent, if any, for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. An election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

               Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all registered certificates. All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond Lehman ABS' control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below. The applicable prospectus supplement will specify such information with respect to bearer certificates.

               Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable Trustee; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above (Sections 4.01 and 9.01). Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the certificateholder thereof in the United States.

               Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date. A certificateholder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

               Except as otherwise specified in the applicable prospectus supplement, "Business Day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in
(a) The City of New York or (b) if the Specified Currency for such certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and
(ii) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

               General. Each class of certificates (other than certain classes of Strip Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related prospectus supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a class of Strip Certificates herein or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

               Fixed Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable prospectus supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

               Floating Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face thereof and in the applicable prospectus supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate:

       o  LIBOR (a "LIBOR Certificate");

       o  the Commercial Paper Rate (a "Commercial Paper Rate Certificate");

       o  the Treasury Rate (a "Treasury Rate Certificate");

       o  the Federal Funds Rate (a "Federal Funds Rate Certificate");

       o  the CD Rate (a "CD Rate Certificate"); or

       o such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such prospectus supplement and in such certificate.

The "Index Maturity" for any series or class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

               As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

               Lehman ABS will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

               The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

               Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

               With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

               Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

               Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

               Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

               (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

               Unless otherwise specified in the applicable prospectus supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

               The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

               (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

               Unless otherwise specified in the applicable prospectus supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

               "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                          Money Market Yield = D X 360 X 100
                                               -------------
                                               360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

               The "Commercial Paper Rate Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

               (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

               Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

               The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

               (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

               With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

               (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page

        "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

               (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
        Rate).

               If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable prospectus supplement will set forth the method for determining such rate.

               (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

               Unless otherwise specified in the applicable prospectus supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
Rate).

               The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

               The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

               Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled thereto (in the manner and priority specified in such prospectus supplement) until the aggregate Certificate Principal Balance of such class or classes has been reduced to zero. The outstanding Certificate Principal Balance of a certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related prospectus supplement provides otherwise, the initial aggregate Certificate Principal Balance of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Foreign Currency Certificates

               If the specified currency of any certificate is not U.S. dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

Indexed Certificates

               From time to time, a trust may offer a series of certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to

       o the rate of exchange between the specified currency for such certificate and the other currency or composite currency (the "Indexed Currency") specified therein;

       o the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;

       o the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or

       o such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related prospectus supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

               Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the "Face Amount" of such Indexed Certificate. The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

Dual Currency Certificates

               Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

Credit Derivatives

               If so provided in the related prospectus supplement, a trust issuing a series of certificates may enter into a credit derivative arrangement such as a credit default swap agreement. Under such a swap agreement the related trust would agree, in return for a fee or other consideration, to assume the default or other credit risk with respect to one or more specified entities (each, a "Reference Entity"). Upon the occurrence of a default or other objective credit event with respect to such Reference Entity, the trust would suffer the resulting loss pursuant to (i) a provision requiring the trust to pay the counterparty the difference between the face amount of a Reference Security and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the Underlying Securities), (ii) a provision requiring the trust to deliver the Underlying Securities or the proceeds of such Underlying Securities to the counterparty in exchange for Reference Securities, which would then either be distributed in kind to certificateholders or sold (and the proceeds distributed) or (iii) other provisions set forth in the related prospectus supplement with similar effects. Similarly, if so provided in the related Prospectus Supplement, a trust may enter into a put option arrangement pursuant to which the trust will agree to purchase a Reference Security for a predetermined price, thus assuming the risk of loss thereon.

               As used herein, "Reference Security" refers to an obligation of a Reference Entity or other entity, which obligation meets the criteria set forth in the related prospectus supplement. Reference Securities will be of the same types as the Underlying Securities described herein. The related Prospectus Supplement will include information regarding Reference Securities and the issuer thereof that is analogous to that provided with respect to Underlying Securities.

Optional Exchange

               If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets, (an "Exchangeable Series") the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust will be specified in the related prospectus supplement and the related trust agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with Lehman ABS' and such trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

       o a requirement that the exchanging holder tender to the trustee certificates of each class within such Exchangeable Series;

       o a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each certificate being tendered for exchange;

       o a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement;

       o specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

       o limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable trust;

       o adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable prospectus supplement, if applicable; and

       o a requirement that the exchanging holder provide to the trustee an opinion of counsel stating that the exchange would not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

               Unless otherwise specified in the related prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such certificate must receive, at least 5 (or such shorter period acceptable to the trustee) but not more than 30 days prior to an Optional Exchange Date (i) such certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of registered certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such registered certificate, the Certificate Principal Balance or Notional Amount of the registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registration certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the registered certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day. Any tender of a certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a certificate for less than the entire Certificate Principal Balance of such certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).

               Unless otherwise specified in the applicable prospectus supplement, until definitive certificates are issued each certificate will be represented by a global security, the Depositary's nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

               Unless otherwise provided in the applicable prospectus supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of the certificateholder, such pro rata share of the Deposited Assets. In such event the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the trustee in facilitating the sale, subject to any additional adjustments set forth in the prospectus supplement.

Global Securities

               Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual certificates represented thereby (each a "definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.02 and 5.04).

               The Depository Trust Company has advised Lehman ABS as follows:
The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including Lehman Brothers), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to Lehman ABS that it intends to follow such procedures.

               Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by Lehman ABS or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a global security.

               So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder thereof under the trust agreement governing the certificates. Because the

Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

               Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of Lehman ABS, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

               Lehman ABS expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. Lehman ABS also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

               If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Lehman ABS within ninety days, Lehman ABS will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, Lehman ABS may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if Lehman ABS so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to Lehman ABS and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued:

       o as registered certificates in denominations, unless otherwise specified by Lehman ABS or in the related prospectus supplement, of $1,000 and integral multiples thereof if the certificates of such class are issuable as registered certificates;

       o as bearer certificates in the denomination or denominations specified by Lehman ABS or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates; or

       o as either registered or bearer certificates, if the certificates of such class are issuable in either form (Section 5.03).

See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

               The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered thereby to the extent not set forth or different from the description set forth above.

                      DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

        Each certificate of each series will represent an ownership interest in a designated, publicly issued, security or a pool of securities (the "Underlying Securities"), purchased by Lehman ABS or one of its affiliates and assigned to a trust as described in the applicable prospectus supplement. The Underlying Securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

       o debt obligations or investment grade term preferred stock issued or guaranteed by one or more corporations, general or limited partnerships, limited liability companies, banking organizations or insurance companies ("Corporate Securities");

       o preferred securities of one or more trusts or other special purpose legal entities ("Trust Preferred Securities");

       o equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates ("Equipment Trust Certificates");

       o asset-backed securities of one or more trusts or other special purpose legal entities ("Asset-Backed Securities" and together with Corporate Securities, Trust Preferred Securities and Equipment Trust Certificates, the "Private Sector Securities");

       o an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities");

       o an obligation of one or more U.S. government sponsored entities ("GSEs") described below for the payment of which the full faith and credit of the United States of America is not pledged;

       o Government Trust Certificates ("GTCs" and together with Treasury Securities and GSEs, "Domestic Government Securities") described below; or

       o obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof ("Foreign Government Securities" and together with Domestic Government Securities, "Government Securities").

        Lehman ABS or one of its affiliates will generally purchase the Underlying Securities in the secondary market, but may purchase securities directly from certain GSEs that (i) have outstanding securities held by non-affiliates with an aggregate market value of at least

$75,000,000 at the time of the offering of the trust certificates hereunder and (ii) make information publicly available comparable to that required of Exchange Act reporting entities. Lehman ABS (or an affiliate thereof) may also purchase Treasury Securities directly from the issuer thereof.

        Notwithstanding any requirement stated or incorporated herein relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities are not participating in any offering of trust certificates and that the depositor and Lehman Brothers Inc. will not perform the analysis and review of such issuers that an underwriter of the Underlying Securities would perform. The reasonableness of the Depositor's belief as to an Underlying Security issuer's eligibility to issue securities on Form S-3 or Form F-3, as applicable, should be evaluated in light of these limitations.

        An Underlying Security that was originally issued in a private placement will be considered "publicly issued" for purposes of this prospectus and the related supplement if the Depositor and the related trust could sell such Underlying Security pursuant to Rule 144(k) under the Securities Act. Such securities may be trust assets notwithstanding that they are not registered under the Securities Act.

        With respect to any Private Sector Securities constituting, as of the issue date of the related Certificates, 10% or more of the aggregate principal amount of Underlying Securities deposited in a Trust, the applicable prospectus supplement will include audited financial statements of the related issuer (or, in the case of Trust Preferred Securities and Equipment Trust Certificates, the issuer of the obligation held by, or supporting the issuance of, the trust or other special purpose legal entity issuing the Trust Preferred Securities or Equipment Trust Certificates), unless:

      (a) the issuer is eligible to use Form S-3 or F-3 for a primary offering of common stock or for a primary offering of non-convertible investment grade securities;

      (b) the securities are guaranteed by a direct or indirect parent company of the issuer and either:

          (i) each of the parent company and such issuer meet one of the eligibility criteria set forth in (a) above; or

          (ii) the parent company meets one of the eligibility criteria set forth in (a) above and all applicable requirements of Rule 3-10 of Regulation S-X under the Securities Act and such issuer is eligible to use Form S-3 or F-3 in reliance solely upon General Instruction I.C.3. of Form S-3 or General Instruction I.A.5(iii) of Form F-3;

      (c) the securities are guaranteed by a subsidiary of the issuer and the issuer meets one of the eligibility criteria set forth in (a) above, the guarantor is a wholly owned subsidiary of such issuer and taken together the guarantor and such issuer meet the applicable requirements of Rule 3-10 of Regulation S-X under the Securities Act; or

      (d) the securities are asset-backed securities and the related issuer has at least $75,000,000 in outstanding securities held by non-affiliates and at the time of issuance, such issuer is subject to the informational requirements of the Exchange Act and in accordance with those requirements, files periodic reports and other information with the SEC;

in which case the applicable prospectus supplement will refer only to the periodic reports filed by the related issuer, or guarantor, as applicable, with the SEC. Those reports should be reviewed by any prospective certificateholder of the Trust containing the Underlying Securities.

               This prospectus relates only to the certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities Lehman ABS is permitted to deposit in a trust and is not a complete description of any prospectus relating to any Underlying Security, and, if applicable, Underlying Securities Indenture (as defined below) and as qualified by the applicable prospectus supplement, prospectus relating to any Underlying Security, if any, and to the extent applicable, the statement of terms or similar document with respect to any Underlying Security, and if applicable, the Underlying Securities Indenture.

Underlying Securities

Private Sector Securities

               Private Sector Securities will be either:

               o  Corporate Securities;

               o  Trust Preferred Securities;

               o  Equipment Trust Certificates; or

               o  Asset-Backed Securities.

        Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers, or investment grade term preferred stock issued by domestic issuers, as described above.

               Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

               Indentures. With respect to senior or subordinated debt obligations, the related prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the issuer of the Underlying Securities and a trustee (the "Underlying Securities Trustee"). If so specified in the related prospectus supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

               Certain Covenants. If specified in the related prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

       o  consolidate, merge, or transfer or lease assets;

       o incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

       o incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

       o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be, amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

               The Underlying Securities Indenture related to one or more Underlying Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the Underlying Securities against losses.

               Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

       o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

       o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

       o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; or

       o certain events of bankruptcy, insolvency or reorganization of the issuer.

               Remedies. Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

               Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default ("Underlying Security Events of Default") under any Underlying Securities (including a Foreign Government Security) that represents ten percent or more of the total Underlying Securities with respect to any series of certificates (a "Concentrated Underlying Security") and applicable remedies with respect thereto. With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect a trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

               Subordination. As set forth in the applicable prospectus supplement, certain of the Underlying Securities with respect to any trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, a trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding, a trust, as a holder of Senior Underlying Securities, would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

               Secured Obligations. Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying Securities ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

               The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

        Trust Preferred Securities. As specified in the related prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets. Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

               The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts' affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

               In view of the relationship of the trusts that issue Trust Preferred Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case generally will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

        Equipment Trust Certificates. As specified in the related prospectus supplement, a trust may include one or more Equipment Trust Certificates. Equipment Trust Certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an "ETC Issuer"). Such obligations of the ETC Issuers are secured by mortgages of the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment. Pass-through Equipment Trust Certificates are issued by a trust or other special purpose legal entity that holds Equipment Trust Certificates of other ETC Issuers.

        The ETC Issuer which is an owner/operator of the equipment or the lessee of the equipment from the ETC Issuer which is a special purpose legal entity is referred to as the "ETC

Credit Entity." In view of the relationship of special purpose ETC Issuers to ETC Credit Entities, ETC Issuers generally will not file reports under the Exchange Act.

        Asset-Backed Securities. As specified in the related prospectus supplement, a trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed Agreements").

               The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the "UCC") (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

Government Securities

        Government Securities will be either:

        o  GSE Securities;

        o  GTCs;

        o  Treasury Securities; or

        o  Foreign Government Securities.

        GSE Securities. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to
Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related prospectus supplement.

               In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the related prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

               Contractual and Statutory Restrictions. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly Available Information" in the related prospectus supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

               Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

               Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

       o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

       o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

       o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

        GTCs. As specified in the related prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

        Treasury Securities. Treasury Securities are securities issued or guaranteed by the United States of America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

        Foreign Government Securities. As specified in the applicable prospectus supplement, Foreign Government Securities are obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof.

Principal Economic Terms of Underlying Securities

               Reference is made to the applicable prospectus supplement to this Prospectus with respect to each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying
Security: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any, and (xiii) any other material terms of such Underlying Securities.

               With respect to a trust comprised of a pool of Underlying Securities, the related prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

               With respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the certificates may obtain publicly available information with respect to each obligor. Except in the case of a GSE issuer, publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the related prospectus supplement.

               In the case of a GSE issuer whose obligations are not supported by the full faith and credit of the U.S. government, publicly available information will typically consist of information comparable to that required of Exchange Act reporting entities. The precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be set forth in the applicable prospectus supplement.

               If an issuer or, as applicable, guarantor of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, or make available comparable reports in the case of a GSE issuer, Lehman ABS, on behalf of the related trust, will continue to be subject to the reporting requirements of the Exchange Act (although certain information with respect to such issuer or, as applicable, guarantor may be unavailable).

               In the event that an issuer or, as applicable, guarantor of a Concentrated Underlying Security (or the issuers or, as applicable, guarantors of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the Underlying Securities) underlying a series of trust certificates ceases to file periodic reports required under the Exchange Act, or make available comparable reports in the case of a GSE issuer, Lehman ABS shall within a reasonable period of time either (i) file periodic reports containing the information that such issuer(s) or, as applicable, guarantor(s) would otherwise file or, in the case of any GSE issuer(s), make publicly available the information that such GSE issuer(s) would otherwise make publicly available or (ii) instruct the trustee to either (a) distribute within a reasonable period of time such Underlying Security or Securities to the certificateholders or (b) sell within a reasonable period of time the Underlying Securities and distribute the proceeds to the certificateholders, pursuant to the procedures set forth in the related prospectus supplement applicable to defaults on the Underlying Securities. For the purpose of this subsection, with respect to Equipment Trust Certificates, the applicable obligor and issuer refer, as applicable, to the ETC Credit Entity, and Underlying Securities and Concentrated Underlying Securities refer, as applicable, to the obligations of the ETC Credit Entity.

Other Deposited Assets

               In addition to the Underlying Securities, Lehman ABS may also deposit into a given trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the related trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto), credit derivatives and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

               Unless otherwise specified in the related prospectus supplement, the Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

               As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each such element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.

               Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the related prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner provided in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related prospectus supplement.

               If so provided in the related prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

               Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

               Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

               Reserve Accounts. If so provided in the related prospectus supplement, the trustee or such other person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent provided in the related prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, Lehman ABS or such other person named in the related prospectus supplement.

Collections

               The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the trustee for the benefit of such series (each a "certificate account"). An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the related prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

               The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                      DESCRIPTION OF THE TRUST AGREEMENT

General

               The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

               At the time of issuance of any series of certificates, Lehman ABS will cause the Underlying Securities to be included in the related trust, and any other Deposited Asset specified in the prospectus supplement, to be assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of Lehman ABS on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The trustee will, concurrently with such assignment, deliver the certificates to Lehman ABS in exchange for certain assets to be deposited in the related trust (Section 2.05). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement. The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information.

               In addition, Lehman ABS will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders (Sections 2.01 and 2.02).

               With respect to the types of Deposited Assets specified in the applicable prospectus supplement if and to the extent provided therein, if any document is found to be missing or defective in any material respect, the trustee (or such custodian) will immediately notify the administrative agent, if any, and Lehman ABS, and the administrative agent, if any, and the trustee will immediately notify the relevant person who sold the applicable Deposited Asset to Lehman ABS (a "Deposited Asset Provider"). If and to the extent specified in the applicable prospectus supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of notice, to repurchase the related Deposited Asset from the trustee at the Purchase Price (as defined below) or provide a substitute for the Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the administrative agent, if any, or otherwise the trustee is obligated to use its best efforts to enforce this obligation, neither such administrative agent nor Lehman ABS will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the related prospectus supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, or failure to provide, a constituent document (Section 3.07).

               Each of Lehman ABS and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a breach of any such representation of Lehman ABS or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, Lehman ABS or any such administrative agent, respectively, will be obligated to cure the breach in all material respects (Section 2.04).

Collection and Other Administrative Procedures

               General. With respect to any series of certificates the trustee or such other person specified in the prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the "credit support instruments") and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

               Sub-Administration. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "sub-administrative agent"). However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement. Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable sub-administration agreement.

               The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued pursuant to the trust agreement. Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the trust agreement pursuant to which a series of certificates is issued will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent's rights and obligations under the sub-administration agreement.

               The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, pursuant to the trust agreement with respect to the particular series of certificates is sufficient to pay such fees. However, a sub-administrative agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related prospectus supplement. Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

               The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

               Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate Account for the related trust, subject to withdrawal as described above.

               Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.07). However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the related trust under the related trust agreement, such trust will realize a loss in the amount of such difference (Section 3.07). Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

               The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to certificateholders on a pari passu basis.

               The applicable prospectus supplement will specify the administrative agent's, if any, and the trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given series of certificates.

               If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any; and otherwise the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement (Section 3.11).

Advances in Respect of Delinquencies

               Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates. However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such Distribution Date. The amount of funds advanced will equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the related prospectus supplement) and were delinquent on the related Determination Date, subject to (i) any such administrative agent's or trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the prospectus supplement.

               Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of an administrative agent's or trustee's funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date

(Section 4.04). If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

Certain Matters Regarding the Administrative Agent and Lehman ABS

               An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, Lehman ABS, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the trustee, Lehman ABS, their affiliates or the Deposited Asset Provider. The "Deposited Asset Provider" is the relevant person who sold the applicable Deposited Asset to Lehman ABS.

               The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement with respect to such series.

               The trust agreement will further provide that neither an administrative agent, Lehman ABS nor any director, officer, employee, or agent of the administrative agent or Lehman ABS will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, Lehman ABS nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The trust agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, an administrative agent, Lehman ABS and any director, officer, employee or agent of the administrative agent or Lehman ABS will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust agreement will provide that neither an administrative agent nor Lehman ABS will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the administrative agent or Lehman ABS may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder (Section 6.02). The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting therefrom will be allocated.

               Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

               Unless otherwise provided in the related prospectus supplement, "Administrative Agent Termination Events under the trust agreement with respect to any given series of certificates will consist of the following:

               o any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or Lehman ABS, or to the administrative agent, Lehman ABS and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below);

               o any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or Lehman ABS, or to the administrative agent, Lehman ABS and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

               o specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement. In addition, the applicable prospectus supplement and the related series supplement to the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the related series supplement to the trust agreement. "Voting Rights" evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement (Article I).

               Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, Lehman ABS or the trustee may, and at the direction of holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" (as defined in the prospectus supplement, if applicable) of the Voting Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related Deposited Assets (other than any Retained Interest of such administrative agent). The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series. Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated). The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

               No certificateholder will have the right under the trust agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the "Required Percentage--Remedies" (as defined in the prospectus supplement) of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.02). The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 10.02).

Modification and Waiver

               Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by Lehman ABS and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

               o  to cure any ambiguity;

               o to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the prospectus supplement;

               o to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders);

               o to add to the covenants, restrictions or obligations of Lehman ABS, the administrative agent, if any, or the trustee for the benefit of the certificateholders;

               o to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating thereof; or

               o  to comply with any requirements imposed by the Code.

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by Lehman ABS, and the trustee, with the consent of the holders of certificates evidencing not less than the "Required Percentage--Amendment" (as defined in the prospectus supplement) of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the "Required Percentage--Amendment" specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

               Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

               Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the "Required Percentage--Waiver" (as defined in the prospectus supplement) of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by Lehman ABS, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected thereby (Section 5.20).

Reports to Certificateholders; Notices

               Reports to Certificateholders. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to Lehman ABS and to such other parties as may be specified in the trust agreement, a statement setting forth:

               o the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

               o in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related prospectus supplement;

               o the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

               o if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

               o the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

               o the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

               o as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included therein as of the close of business on such Distribution Date.

               In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.03).

               Notices. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

Evidence as to Compliance

               If so specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

               The trust agreement may also provide for delivery to Lehman ABS, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

               Copies of the annual accountants' statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Replacement Certificates

               Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection therewith and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued (Section 5.05).

Termination

               The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them pursuant to the trust agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the related prospectus supplement. Written notice of termination of the obligations with respect to the related series of certificates under the trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination (Section 9.01).

               Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that series specified in the related prospectus supplement (Section 9.01).

Duties of the Trustee

               The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent (Section 7.04). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement (Section 7.01).

The Trustee

               The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, Lehman ABS, any administrative agent and their respective affiliates.

                LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

               In compliance with United States Federal income tax laws and regulations, Lehman ABS and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

               Bearer certificates will bear a legend to the following effect:
"Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

               As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

               Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking societe anonyme ("Clearstream Luxembourg") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer certificate will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and Clearstream Luxembourg with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                                CURRENCY RISKS

Exchange Rates and Exchange Controls

               An investment in a certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which Lehman ABS has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the Specified Currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

               Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of certificates denominated in such currency. At present, Lehman ABS has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable prospectus supplement.

               As set forth in the applicable prospectus supplement, certain of the Underlying Securities may be denominated in a currency other than the Specified Currency. Although payments in respect of principal and interest on the certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related trust of payments in the Underlying Securities Currency. An investment in certificates supported by Underlying Securities denominated in a currency other than the Specified Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

               PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

               The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for certain issuances of certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

               Any prospectus supplement relating to certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

               Except as set forth below or unless otherwise provided in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond Lehman ABS' control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

               If distribution in respect of a certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

               The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the certificates of any series and class by the applicable trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable prospectus supplement.

               If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

               All determinations referred to above made by the applicable trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related certificateholders of such series.

Foreign Currency Judgments

               Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                             PLAN OF DISTRIBUTION

               Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to Lehman ABS from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered thereby.

               If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States will include Lehman Brothers Inc., an affiliate of Lehman ABS. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

               Certificates may also be sold through agents designated by Lehman ABS from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by Lehman ABS to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

               If so indicated in the applicable prospectus supplement, Lehman ABS will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

               Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with Lehman ABS to indemnification by Lehman ABS against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, Lehman ABS or its affiliates in the ordinary course of business.

               Lehman Brothers Inc. is an affiliate of Lehman ABS. Lehman Brothers Inc.'s participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

               As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated classes or classes rated below investment grade may be retained by Lehman ABS or sold at any time to one or more purchasers.

               Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

                                LEGAL OPINIONS

               Certain legal matters with respect to the certificates will be passed upon for Lehman ABS and the underwriters by Weil, Gotshal & Manges LLP, New York, New York, Sidley Austin Brown & Wood LLP, or other counsel identified in the applicable prospectus supplement.

No dealer, salesman or other person has been authorized to give any
information or to make any representation not contained in this Prospectus                            800,000
Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the
depositor or Lehman Brothers. This Prospectus Supplement and the Prospectus do                  CORPORATE BACKED TRUST
not constitute an offer of any securities other than those to which they                             CERTIFICATES,
relate or an offer to sell, or a solicitation of an offer to buy, to any              Goldman Sachs Capital I Securities-Backed
person in any jurisdiction where such an offer or solicitation would be                              Series 2004-4
unlawful. Neither the delivery of this Prospectus Supplement and the                                   Class A-1
Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                                ______________




                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                         Page
                                                                         ----
Summary of Principal Economic Terms......................................S-4
Summary of Prospectus Supplement.........................................S-7
Formation of the Trust...................................................S-10
Risk Factors.............................................................S-10               (Underlying Securities will be
Description of the Deposited Assets......................................S-15            6.345% Capital Securities issued by
Description of the Certificates..........................................S-25                  Goldman Sachs Capital I)
Description of the Trust Agreement.......................................S-28
Material Federal Income Tax Consequences.................................S-30
ERISA Considerations.....................................................S-33                   Lehman ABS Corporation
Method of Distribution...................................................S-34                         (Depositor)
Listing..................................................................S-35
Ratings..................................................................S-35
Legal Opinions...........................................................S-35
Index of Terms for Prospectus Supplement.................................S-36



                                  Prospectus                                     -----------------------------------------------
                                                                                               PROSPECTUS SUPPLEMENT
                                                                                                   March 3, 2004
Important Notice about Information Presented in this Prospectus                  -----------------------------------------------
and the Accompanying Prospectus Supplement...............................2
Where you Can Find More Information......................................3
Incorporation of Certain Documents by Reference..........................3
Reports to Certificateholders............................................4                        LEHMAN BROTHERS
Important Currency Information...........................................4
Risk Factors.............................................................4
Lehman ABS...............................................................7
Use of Proceeds..........................................................7
Formation of the Trust...................................................7
Maturity and Yield Considerations........................................8
Description of the Certificates..........................................10
Description of Deposited Assets and Credit Support.......................27
Description of the Trust Agreement.......................................39
Limitations on Issuance of Bearer Certificates...........................49
Currency Risks...........................................................50
Plan of Distribution.....................................................52
Legal Opinions...........................................................53